Filed Pursuant to Rule 424(b)(5)
Registration No. 333-276034

PROSPECTUS SUPPLEMENT

(To prospectus dated December 14, 2023)

$350,000,000

WEBSTER FINANCIAL CORPORATION

5.784% Fixed Rate Reset Subordinated Notes due 2035

We are offering $350,000,000 aggregate principal amount of 5.784% fixed rate reset subordinated notes due 2035 (the “Notes”) pursuant to this prospectus supplement and the accompanying prospectus. The Notes will be offered in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on September 11, 2035 (the “Maturity Date”). The Notes will bear interest (i) from and including the date of original issuance to, but excluding, September 11, 2030 or the date of earlier redemption (the “Initial Fixed Rate Period”), at an initial rate of 5.784% per annum, payable semi-annually in arrears on March 11 and September 11 of each year, commencing on March 11, 2026, and (ii) from and including September 11, 2030 to, but excluding, the Maturity Date or the date of earlier redemption (the “Subsequent Fixed Rate Period”), at a rate per annum equal to the U.S. Treasury Rate for a five-year maturity as of the Reset Determination Date, each as defined and subject to the provisions described under “Description of the Notes—Interest Rate” in this prospectus supplement, plus 212.5 basis points, payable semi-annually in arrears on March 11 and September 11 of each year, commencing on March 11, 2031. Notwithstanding the foregoing, in the event that the interest rate during the Subsequent Fixed Rate Period would be less than zero, the interest rate during the Subsequent Fixed Rate Period shall be deemed to be zero.

We may, at our option, redeem the Notes (i) in whole, but not in part, on September 11, 2030 and (ii) in whole or in part, at any time or from time to time, on or after June 11, 2035. The Notes will not otherwise be redeemable by us prior to maturity, unless certain events occur, as described under “Description of the Notes—Redemption” in this prospectus supplement. The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any redemption of the Notes prior to the maturity date will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) (or any successor bank regulatory agency) to the extent then required under the rules of the Federal Reserve.

The Notes will be unsecured subordinated obligations, will rank pari passu, or equally, with all of our future unsecured subordinated debt and will be junior to all of our existing and future senior debt. The Notes will be structurally subordinated to all existing and future liabilities of our subsidiaries and will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. There will be no sinking fund for the Notes. The Notes will be obligations of Webster Financial Corporation (“Webster”) only and will not be obligations of, and will not be guaranteed by, any of Webster’s subsidiaries. For a more detailed description of the Notes, see “Description of the Notes.”

Prior to this offering, there has been no public market for the Notes. The Notes will not be listed on any securities exchange or included in any automated quotation system.

The Notes are not deposits and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency. The Notes are ineligible as collateral for a loan or extension of credit from Webster or any of its subsidiaries. None of the U.S. Securities and Exchange Commission (the “SEC”), the FDIC, the Federal Reserve, any other bank regulatory agency or any state securities commission has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and those risk factors in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per Note	Total
Public offering price(1)	100.000%	$350,000,000
Underwriting discount(2)	0.750%	$2,625,000
Proceeds, before expenses, to us	99.250%	$347,375,000

(1)	Plus accrued interest, if any, from the original issue date.
(2)	See “Underwriting” in this prospectus supplement for details.

The underwriters expect to deliver the Notes to purchasers in book-entry form through the facilities of The Depository Trust Company and its direct participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., against payment on or about September 11, 2025. See “Underwriting” in this prospectus supplement for details.

Joint Book-Running Managers

BofA Securities	Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley

Co-Manager

Piper Sandler

The date of this prospectus supplement is September 4, 2025.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context indicates otherwise, the terms “Webster,” “Company,” “we,” “our” and “us” in this prospectus supplement and the accompanying prospectus refer to Webster Financial Corporation and its consolidated subsidiaries.

References to the “Bank” mean Webster Bank, National Association. References to a particular year mean our fiscal year commencing on January 1 and ending on December 31 of that year.

This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, is available to you without charge upon written or oral request to Webster at the address or telephone number indicated in the section entitled “Where You Can Find More Information” in this prospectus supplement.

This document contains two parts. The first part is this prospectus supplement, which contains specific information about us and the terms on which we are selling the Notes and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part is the accompanying prospectus dated December 14, 2023, which contains and incorporates by reference a more general description of the securities we may offer from time to time, some of which does not apply to the Notes we are offering, and important business and financial information about us. If information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Neither we nor the underwriters have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any “free writing prospectus” prepared by or on behalf of us or to which we may have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this prospectus supplement provided or approved by us and the documents incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in the Notes, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our reports filed electronically with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

We make available at no cost all of our reports filed electronically with the SEC through the investor relations page of our website at www.websterbank.com. Except for those SEC filings incorporated by reference in this prospectus supplement or the accompanying prospectus, none of the other information on our website is part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein. You may request a copy of these filings, other than an exhibit to a filing (unless that exhibit is specifically incorporated by reference into that filing), at no cost. Requests should be sent to Webster Financial Corporation, 200 Elm Street, Stamford, Connecticut 06902, (203) 578-2202, Attention: Emlen Harmon, Senior Managing Director, Investor Relations.

The SEC allows us to “incorporate by reference” much of the information that we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering of the securities described in this prospectus supplement; provided, however, that we are not incorporating by reference any documents, portions of documents or other information deemed to have been “furnished” and not “filed” with the SEC:

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our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March  3, 2025 (including portions of our Definitive Proxy Statement for our 2025 Annual Meeting of Shareholders filed with the SEC on April 11, 2025, to the extent specifically incorporated by reference in such Form 10-K);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 9, 2025 and August 11, 2025; and

•	our Current Reports on Form 8-K filed with the SEC on May 1, 2025 (excluding Exhibit 99.1), May 23, 2025, July 1, 2025 (excluding Exhibit 99.1) and July 21, 2025.

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus may contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements can be identified by words such as “could,” “believes,” “anticipates,” “expects,” “intends,” “outlook,” “target,” “continue,” “remain,” “will,” “should,” “may,” “might,” “plans,” “estimates,” “likely,” “future,” and similar references to future periods. However, these words are not the exclusive means of identifying such statements.

Examples of forward-looking statements include, but are not limited to:

•	projections of revenues, expenses, income or loss, earnings or loss per share and other financial items;

•	statements of plans, objectives and expectations of the Company or its management or Board of Directors;

•	statements of future economic performance; and

•	statements of assumptions underlying such statements.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, and in many cases, are beyond the Company’s control. The Company’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause the Company’s actual results to differ from those discussed in any forward-looking statements include, but are not limited to:

•	our ability to successfully execute our business plan and strategic initiatives and manage any risks or uncertainties;

•	continued regulatory changes or other risk mitigation efforts taken by government agencies in response to the risk to safety and soundness in the banking industry;

•	volatility in Webster’s stock price due to investor sentiment and perception of the banking industry;

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local, regional, national and international economic conditions or macroeconomic instability (including any economic slowdown or recession, inflation, monetary fluctuation, interest rate changes, credit loss trends, unemployment, changes in housing or securities markets or other factors) and the impact of the same on us or our customers;

•	volatility, disruption or uncertainty in national and international financial markets, including as a result of geopolitical developments;

•	the impact of unrealized losses in our financial instruments, particularly in our available-for-sale securities portfolio;

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changes in laws and regulations, or existing laws and regulations that we become subject to, including those concerning banking, taxes, dividends, securities, insurance, cybersecurity and healthcare administration, with which we must comply;

•	adverse conditions in the securities markets that could lead to impairment in the value of our securities portfolio;

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possible changes in governmental monetary and fiscal policies, or any leadership changes of those determining such policies, including, but not limited to, Federal Reserve policies in connection with continued inflationary pressures;

•	the effects of any restructurings, staff reductions or other disruptions in the U.S. federal government or in agencies regulating or otherwise impacting our business;

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the direct or indirect impact of any new regulatory, policy, or enforcement developments resulting from the policies or actions of the current U.S. presidential administration, including trade deals, changes in tariffs and other protectionist trade policies, any reciprocal and/or retaliatory tariffs by foreign countries and any uncertainties related thereto;

•	the timely development and acceptance of any new products and services, and the perceived value of those products and services by customers;

•	changes in deposit flows, consumer spending, borrowings and savings habits;

•	our ability to implement new technologies and maintain secure and reliable information and technology systems;

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the effects of any cybersecurity threats, attacks or disruptions, fraudulent activity or other data breaches or security events, including those involving our third-party vendors and service providers;

•	issues with the performance of our counterparties and third-party vendors;

•	our ability to increase market share and control expenses;

•	changes in the competitive environment among banks, financial holding companies and other traditional and non-traditional financial service providers;

•	our ability to maintain adequate sources of funding and liquidity;

•	our ability to attract, develop, motivate and retain skilled employees;

•	changes in loan demand or real estate values;

•	changes in the mix of loan geographies, sectors or types and the level of non-performing assets, charge-offs and delinquencies;

•	changes in our estimates of current expected credit losses based upon periodic review under relevant regulatory and accounting requirements;

•	the effect of changes in accounting policies and practices applicable to us, including impacts of recently adopted accounting guidance;

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legal and regulatory developments, including any due to judicial decisions, the initiation or resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews, disruptions at regulatory agencies, government funding or other issues;

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our ability to navigate differing environmental, social, governmental and sustainability concerns among federal and state governmental administrations and judicial decisions, our stakeholders and other activists that may arise from our business activities;

•	our ability to assess and monitor the effect of evolving uses of artificial intelligence on our business and operations;

•	the occurrence of natural disasters, severe weather events, and public health crises, and any governmental or societal responses thereto; and

•	the impact of any of the foregoing on the business or credit quality of our customers.

All forward looking statements attributable to our Company are expressly qualified in their entirety by these cautionary statements and we claim the protection of the safe harbor for forward looking statements contained in

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the Private Securities Litigation Reform Act of 1995 in connection with any such statement. We do not undertake any obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. There is no assurance that future results, levels of activity, performance or goals will be achieved.

For additional information that you should consider carefully in evaluating these forward-looking statements, see the section entitled “Risk Factors” on page S-6 of this prospectus supplement as well as the factors set forth under the “Risk Factors” section in the accompanying prospectus and in any other documents incorporated or deemed to be incorporated by reference therein or herein, including our Annual Report on Form 10-K for the year ended December  31, 2024, our Quarterly Report on Form 10-Q for the quarter ended March   31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended June  30, 2025, as such discussion may be amended or updated by other reports filed by us with the SEC.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement, as well as the information in the accompanying prospectus and in the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the sections titled “Risk Factors” in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended March  31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended June  30, 2025. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Special Note Concerning Forward-Looking Statements” in this prospectus supplement.

Overview

Webster Financial Corporation is a bank holding company and financial holding company under the BHC Act, incorporated under the laws of Delaware in 1986, and headquartered in Stamford, Connecticut. As of June 30, 2025, Webster Financial Corporation had approximately $82 billion in total consolidated assets.

Webster Bank is a commercial bank with a national bank charter focused on providing financial products and services to businesses, individuals and families. While its core footprint spans the Northeast from the New York metropolitan area to Rhode Island and Massachusetts, certain businesses operate in extended geographies. Webster Bank offers three differentiated lines of business: Commercial Banking, Healthcare Financial Services and Consumer Banking.

Corporate Information

Our principal executive offices are located at 200 Elm Street, Stamford, Connecticut 06902. Our telephone number is (203) 578-2202 and our website is www.websterbank.com. The information on our website is not part of this prospectus supplement.

THE OFFERING

The following summary highlights selected information from this prospectus supplement and the accompanying prospectus about the Notes and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the Notes. You should read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference or deemed to be incorporated by reference herein and therein, carefully before making a decision about whether to invest in the Notes. For a more complete understanding of the Notes, you should read “Description of the Notes.”

Issuer	Webster Financial Corporation, a Delaware corporation and a bank holding company and financial holding company.

Notes Offered	5.784% Fixed Rate Reset Subordinated Notes due 2035.

Aggregate Principal Amount	$350,000,000

Issue Price	100.000%

Maturity Date	The Notes will mature on September 11, 2035.

Interest	The Notes will bear interest (i) from and including the date of original issuance to, but excluding, September 11, 2030 or the date of earlier redemption (the “Initial Fixed Rate Period”), at an initial rate of 5.784% per annum, and (ii) from and including September 11, 2030 to, but excluding, the Maturity Date or the date of earlier redemption (the “Subsequent Fixed Rate Period”), at a rate per annum equal to the U.S. Treasury Rate (as defined under “Description of the Notes”) for a five-year maturity as of the Reset Determination Date (as defined below) plus 212.5 basis points. Notwithstanding the foregoing, in the event that the interest rate during the Subsequent Fixed Rate Period would be less than zero, the interest rate during the Subsequent Fixed Rate Period shall be deemed to be zero.

Reset Date	September 11, 2030

Reset Determination Date	The third business day preceding the Reset Date.

Interest Payment Dates	March 11 and September 11 of each year, commencing on March 11, 2026.

Interest Payment Periods	Each semi-annual period from, and including, an interest payment date (or in the case of the first Interest Payment Period, the original issue date) to, but excluding, the next interest payment date (or, in the case of the final Interest Payment Period, the Maturity Date or earlier redemption date).

Record Dates	Interest on each Note will be payable to the person in whose name such Note is registered on the 15th day immediately preceding the applicable interest payment date.

Day Count Convention	360-day year consisting of twelve 30-day months.

No Guarantee	The Notes will not be guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Ranking; Subordination.”

Ranking; Subordination	The Notes offered by this prospectus supplement will be issued by us under a Subordinated Debt Indenture between Webster and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), to be dated as of the issue date (the “Base Indenture”), as supplemented by a First Supplemental Indenture between Webster and the Trustee, to be dated as of the issue date (the “First Supplemental Indenture”). We refer to the Base Indenture, as supplemented by the First Supplemental Indenture, as the “Indenture.” The Notes will be our unsecured, subordinated obligations and:

•	will rank junior in right of payment and upon our liquidation to all of our existing and future Senior Indebtedness (as defined in the Indenture), all as described under “Description of the Notes”;

•	will rank junior in right of payment and upon our liquidation to any of our general creditors;

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will rank equal in right of payment and upon our liquidation with all of our existing and future indebtedness the terms of which provide that such indebtedness ranks equally with promissory notes, bonds, debentures and other evidences of indebtedness of types that include the Notes;

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will rank senior in right of payment and upon our liquidation to any of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to promissory notes, bonds, debentures and other evidences of indebtedness of types that include the Notes;

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will be structurally subordinated to our existing and future indebtedness, deposits and other liabilities of the Company’s current and future subsidiaries, including the Bank’s liabilities to depositors in connection with the deposits, as well as liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise; and

•	will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.

As of June 30, 2025, on a consolidated basis, our liabilities totaled approximately $72.6 billion, which includes approximately $0.6 billion of subordinated notes of the Company that would rank equal with the Notes and $72.1 billion of liabilities of our subsidiaries that would be structurally senior to the Notes.

The Indenture does not limit the amount of additional indebtedness we or our subsidiaries may incur.

Form and Denomination	The Notes will be offered in book-entry form only through the facilities of The Depository Trust Company (with its successors, “DTC”) in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Optional Redemption	We may, at our option, redeem the Notes (i) in whole, but not in part, on September 11, 2030 and (ii) in whole or in part, at any time or from time to time, on or after June 11, 2035, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

Special Redemption	We may also redeem the Notes at any time prior to their maturity, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, if: (i) we receive an opinion of independent tax counsel to the effect that as a result of an amendment or change (including any announced prospective amendment or change) in law, or an administrative or judicial action that is announced or taken, or an amendment to or change in any official position with respect to, or interpretation of, an administrative or judicial action or a law or regulation that differs from the previously generally accepted position or interpretation, in each case, which amendment or change becomes effective or which pronouncement or decision is announced or taken on or after the original issue date of the Notes, there is more than an insubstantial risk that interest payable by us on the Notes is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; (ii) a subsequent event occurs that, as a result of which, there is more than an insubstantial risk that we would not be entitled to treat the Notes as Tier 2 capital for regulatory capital purposes; or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended; in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, the redemption date. For more information, see “Description of the Notes—Redemption.”

Sinking Fund	There is no sinking fund for the Notes.

Future Issuances

The Notes will initially be limited to an aggregate principal amount of $350,000,000. We may, from time to time, without notice to or consent of the holders of the Notes, increase the aggregate principal amount of the Notes outstanding by issuing additional Notes in the future with the same terms as the Notes, except for the issue date, the offering price and the first interest payment date, and such additional notes may be consolidated with the Notes issued in this offering and form a single series; provided that if any such additional notes are not fungible with the Notes issued in this offering for U.S. federal income tax purposes, such additional notes will have a separate CUSIP or other identifying number.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $345.7 million, after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds of this offering for general corporate purposes, which may include, but are not limited to, the partial or full redemption of our subordinated indebtedness. See “Use of Proceeds.”

Listing	The Notes will not be listed on any securities exchange or quoted on any automated quotation system. Currently, there is no market for the Notes, and there is no assurance that any public market for the Notes will develop.

ERISA Considerations	For a discussion of certain issues pertaining to purchases of Notes by or on behalf of an employee benefit plan, see “Certain ERISA Considerations.”

U.S. Federal Income Tax Considerations	For a discussion of material U.S. federal income tax considerations of purchasing, owning and disposing of the Notes, see “Material U.S. Federal Income Tax Considerations.”

Governing Law	The Notes and the Indenture will be governed by the laws of the State of New York.

Trustee	U.S. Bank Trust Company, National Association

Risk Factors	Investing in the Notes involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in the Notes set forth under “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as the risk factors and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors that you should carefully consider before deciding whether to invest in the Notes.

RISK FACTORS

An investment in our securities is subject to risks inherent to our business. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with the risk factors and other information included in our Annual Report on Form 10-K for the year ended December  31, 2024, our Quarterly Report on Form 10-Q for the quarter ended March   31, 2025, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and in other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that management is not aware of or that management currently deems immaterial may also impair our business operations. See also the discussion under the heading “Special Note Concerning Forward-Looking Statements.” This prospectus supplement and the accompanying prospectus are qualified in their entirety by these risk factors. If any of these risks actually occurs, our financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of our securities could decline significantly, and you could lose all or part of your investment.

Risk Factors Related to the Notes

The Notes will be unsecured and subordinated to any existing and future senior indebtedness.

The Notes will be subordinated obligations of Webster. Accordingly, they will be junior in right of payment to all existing and future senior indebtedness and, in certain events of insolvency, to other financial obligations as described under “Description of the Notes.” Our senior indebtedness includes all indebtedness, except indebtedness that is expressly subordinated to or expressly ranks pari passu with the Notes, subject to certain exceptions. As of June 30, 2025, on a consolidated basis, our liabilities totaled approximately $72.6 billion, which includes approximately $0.6 billion of subordinated notes of the Company that would rank equal with the Notes.

In addition, the Notes will not be secured by any of our assets. As a result, the Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The Indenture governing the Notes does not limit the amount of senior indebtedness and other financial obligations or secured obligations that we or our subsidiaries may incur.

As a result of the subordination provisions described above, holders of the Notes may not be fully repaid in the event of our bankruptcy, liquidation or reorganization.

The Notes will not be insured or guaranteed by the FDIC, any other governmental agency or any of our subsidiaries. The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets.

The Notes are not savings accounts, deposits or other obligations of the Bank or any of our non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer. The Notes are obligations of Webster only and are neither obligations of, nor guaranteed by, any of our subsidiaries. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of the Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. As of June 30, 2025, our subsidiaries had approximately $72.1 billion of liabilities, all of which would be structurally senior to the Notes with respect to the assets of those subsidiaries. Even if we become a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any debt of that subsidiary senior to that held by us, and our rights could otherwise be subordinated to the rights of other creditors and depositors of that subsidiary. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make interest and principal payments on the Notes.

The Indenture governing the Notes does not contain any limitations on our ability to incur additional indebtedness, grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock.

Neither we nor any of our subsidiaries is restricted from incurring additional indebtedness or other liabilities, including additional senior or subordinated indebtedness, under the Indenture governing the terms of the Notes. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect that we will from time to time incur additional indebtedness and other liabilities. In addition, we are not restricted under the Indenture governing the Notes from granting or incurring a lien on any of our assets, selling or otherwise disposing of any of our assets, paying dividends or issuing or repurchasing our securities including our regular quarterly dividend and share repurchases pursuant to our previously announced share repurchase program.

In addition, there are no financial covenants in the Indenture governing the Notes. Except as expressly provided in the Indenture, you are not protected under the Indenture governing the Notes in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you. See “Description of the Notes—Consolidation, Merger and Sale of Assets.”

Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries.

We are a financial holding company and we conduct substantially all of our operations through subsidiaries, including the Bank. We depend on dividends, distributions and other payments from our subsidiaries to meet our obligations, including to fund payments on the Notes.

There are limitations on the payment of dividends by the Bank to the Company. The Office of the Comptroller of the Currency (the “OCC”) has the general authority to limit the dividends paid by the Bank if such payment may be deemed to constitute an unsafe and unsound practice. The Bank may not pay dividends from its paid-in surplus. All dividends must be paid out of undivided profits then on hand, after deducting expenses, including reserves for losses and bad debts. In addition, a national bank, such as the Bank, is prohibited from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless there has been transferred to surplus no less than one/tenth of the bank’s net profits of the preceding two consecutive half-year periods (in the case of an annual dividend). The approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year exceeds the total of its net profits for that year combined with its retained net profits for the preceding two years, less any required transfers to surplus. The Bank also may not pay dividends if payment would cause it to become undercapitalized, or if it is already undercapitalized and must maintain a common equity Tier 1 capital conservation buffer of 2.5% to avoid becoming subject to restrictions on capital distributions, including dividends. Further, contractual or other restrictions may also limit our subsidiaries’ abilities to pay dividends or make distributions, loans or advances to us. See the information under “Supervision and Regulation—Dividends” in Item 1, “Business,” in our annual report on Form 10-K for the year ended December 31, 2024. For these reasons, we may not have access to any assets or cash flow of our subsidiaries to make principal or interest payments on the Notes.

We may not be able to generate sufficient cash to service all of our debt, including the Notes.

Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, will depend on the future performance of our operating subsidiaries. Prevailing economic conditions (including interest rates), regulatory constraints (including, without limitation, regulations limiting distributions to us from the Bank or requiring capital levels with respect to the Bank) and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. Our subsidiaries may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings, in an amount sufficient to enable us to pay our debt or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed (including, without limitation, upon commencement of the Subsequent Fixed Rate Period) on commercially reasonable terms or at all.

Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.

As a financial holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the Notes as “Tier 2 capital” under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to the Bank and commit resources to its support, including, without limitation, the guarantee of its capital plans if it is undercapitalized. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.

If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, then the bankruptcy trustee would be deemed to have assumed, and would be required to cure, immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of the Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

We intend for the Notes to qualify as eligible long-term debt for purposes of the Federal Reserve’s Total Loss-Absorbing Capital Requirements should they become applicable to us, which means holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default.

Federal Reserve rules require that certain globally systemically important banks (“GSIBs”) maintain minimum levels of unsecured external long-term debt and other loss-absorbing capacity with specific terms (“eligible LTD”) for purposes of recapitalizing such GSIBs’ operating subsidiaries if such GSIBs were to enter into a resolution either:

•	in a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, or

•	in a receivership administered by the FDIC under Title II of the Dodd-Frank Act.

On August 29, 2023, the Federal banking agencies issued a notice of proposed rulemaking (the “LTD NPR”), proposing long-term debt (“LTD”) requirements for Category II, III, and IV bank holding companies, which if adopted would require covered bank holding companies to issue and maintain minimum amounts of eligible LTD that satisfies certain requirements similar to those established for GSIBs. The LTD NPR also proposed requiring minimum amounts of internal eligible LTD to be maintained by certain insured depository institutions (“IDIs”) that are not consolidated subsidiaries of U.S. GSIBs and that have at least $100 billion in consolidated assets, for purposes of absorbing losses or recapitalizing the IDI. While we are not currently a Category II, III, or IV bank holding company or subject to the eligible LTD requirements applicable to GSIBs, if final rules are adopted pursuant to the LTD NPR, we may become subject to the requirements of such rules at that time or shortly thereafter.

We intend to qualify the Notes being offered hereby as eligible LTD for purposes of the Federal Reserve’s total loss-absorbing capacity rules as currently in effect and the final rules, if any, adopted pursuant to the LTD NPR. Because we do not and cannot know what final rules, if any, will be adopted pursuant to the LTD NPR, it is possible that the Notes do not qualify as eligible LTD under any final rule. As a result, we may need to issue further debt that is designed to qualify as eligible LTD in the future.

Because we intend for the Notes to qualify as eligible LTD for purposes of the Federal Reserve’s total loss-absorbing capacity rules, payment of principal on the Notes may be accelerated only in the case of certain events of our bankruptcy or insolvency.

There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the Notes, or in the performance of any of our other obligations under the Notes or the Indenture governing the Notes. Our regulators can, in the event we or the Bank become subject to an enforcement action, prohibit the Bank from paying dividends to us, and prevent our payment of interest or principal on the Notes and any dividends on our capital stock, but such limits will not permit acceleration of the Notes. See “Description of the Notes—Defaults; Events of Default; Limited Rights of Acceleration.”

An active trading market for the Notes may not develop.

The Notes constitute a new issue of securities for which there is no existing trading market. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes in any automated quotation system. We cannot provide you with any assurance regarding whether a trading market for the Notes will develop, the ability of holders of the Notes to sell their Notes or the prices at which holders may be able to sell their Notes. The underwriters have advised us that they currently intend to make a secondary market in the Notes. The underwriters, however, are not obligated to do so, and any market-making with respect to the Notes may be discontinued at any time without notice. You should also be aware that there may be a limited number of buyers when you decide to sell your Notes. This may affect the price you receive for your Notes or your ability to sell your Notes at all. Investors in the Notes may not be able to sell the Notes at all or may not be able to sell the Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

If a trading market for the Notes develops, changes in the debt markets, among others, could adversely affect your ability to liquidate your investment in the Notes and the market price of the Notes.

Many factors could affect the trading market for, and the trading value of, the Notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the Notes; the time remaining to the maturity of the Notes; the ranking of the Notes; the redemption features of the Notes; the outstanding amount of subordinated notes with terms identical to the Notes offered hereby; the prevailing interest rates being paid by other companies similar to us; changes in U.S. interest rates; whether the ratings on the Notes or us provided by any rating agency have changed; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and geopolitical conditions and other financial, political, regulatory and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the Notes.

Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, if we elect to redeem all or any portion of the Notes, you may be subject to reinvestment risk.

We may, at our option, redeem the Notes (i) in whole, but not in part, on September 11, 2030 and (ii) in whole or in part, at any time or from time to time, on or after June 11, 2035. In addition, we may also redeem the Notes prior to maturity, at our option, in whole but not in part, if: (i) we receive an opinion from independent tax counsel to the effect that as a result of an amendment or change (including any announced prospective amendment or change) in law, or an administrative or judicial action that is announced or taken, or an amendment to or change in any official position with respect to, or interpretation of, an administrative or judicial action or a law or regulation that differs from the previously generally accepted position or interpretation, in each case, which amendment or change becomes effective or which pronouncement or decision is announced or taken on or after the original issue date of the Notes, there is more than an insubstantial risk that interest payable by us on the Notes is not, or within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; (ii) a subsequent event occurs that, as a result of which, there is more than an insubstantial risk that we would not be entitled to treat the Notes as Tier 2 capital for regulatory capital purposes; or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended. The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any redemption prior to the maturity date of the Notes will be subject to the receipt of the approval of the Federal Reserve, to the extent then required under applicable laws or regulations, including capital regulations. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. Under current regulatory capital guidelines, the aggregate principal amount of the Notes that will count as Tier 2 capital will be reduced by 20% in each of the last five years prior to the Maturity Date of the Notes. As a result, we may be more likely to redeem the Notes prior to their Maturity Date. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See “Description of the Notes—Redemption.”

We may elect to redeem the Notes on any date or during any period when they are redeemable at our option; however, investors should not expect us to make such election on such date when the Notes are first redeemable. Under Federal Reserve regulations, unless the Federal Reserve authorizes us in writing to do otherwise, we may not redeem the Notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk.

Our published credit ratings may not reflect all risks of an investment in the Notes.

The published credit ratings of us or our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The published credit ratings assigned to the Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Notes.

Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in the Notes in light of your particular circumstances.

A downgrade in our credit ratings or the ratings of our subsidiaries could have a material adverse impact on us.

Rating agencies continuously evaluate us and our subsidiaries, and their ratings of our long-term and short-term debt are based on a number of factors, including financial strength, as well as factors not entirely within our control, such as conditions affecting the financial services industry generally. In light of these reviews and the continued focus on the financial services industry generally, we and our subsidiaries may not be able to maintain our current credit ratings. Ratings downgrades by a rating agency could have a significant and immediate impact on our funding and liquidity through reduced funding capacity. A reduction in our or our subsidiaries’ credit ratings could also increase our borrowing costs and limit access to the capital markets.

Downgrades in the credit or financial strength ratings assigned to the counterparties with whom we transact could create the perception that our financial condition will be adversely impacted as a result of potential future defaults by such counterparties. Additionally, we could be adversely affected by a general, negative perception of financial institutions caused by the downgrade of other financial institutions. Accordingly, ratings downgrades for our commercial counterparties or other financial institutions could affect the market price of our stock and could limit our access to or increase our cost of capital.

Risk Factors Related to Interest Rate Reset

The amount of interest payable on the Notes will reset on September 11, 2030 and the subsequent interest rate may be lower than the interest rate for the Initial Fixed Rate Period.

During the Initial Fixed Rate Period, the Notes will bear interest at an initial rate of 5.784% per annum. Thereafter, the Notes will bear interest at an annual rate equal to the U.S. Treasury Rate for a five-year maturity as of the Reset Determination Date plus 212.5 basis points, subject to the provisions under “Description of the Notes—Interest Rate,” which could be less than the interest rate during the Initial Fixed Rate Period. The per annum interest rate that is determined at the Reset Determination Date for the Subsequent Fixed Rate Period will apply during the entire Subsequent Fixed Rate Period following the Reset Determination Date even if the U.S. Treasury Rate for a five-year maturity increases during that period.

Historical rates are not an indication of future rates.

In the past, the U.S. Treasury Rate for a five-year maturity has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the U.S. Treasury Rate for a five-year maturity are not necessarily indicative of future levels. Any historical upward or downward trend in the U.S. Treasury Rate for a five-year maturity is not an indication that the U.S. Treasury Rate for a five-year maturity is more or less likely to increase or decrease at any time, and you should not take the historical U.S. Treasury Rate for a five-year maturity levels as an indication of future levels. We have no control over a number of matters, including, without limitation, economic, financial, and political events, that are important in determining the existence, magnitude and longevity of market volatility and other risks and their impact on the U.S. Treasury Rate for a five-year maturity. In recent years, interest rates have been volatile, and that volatility may continue in the future.

The value of and return on the Notes may be adversely affected if the interest rate for the Subsequent Fixed Rate Period is determined using an alternative method or a replacement rate is used.

Under the circumstances described herein under “Description of Notes—Interest Rate,” the interest rate for the Subsequent Fixed Rate Period will be determined using an alternative method to determine the applicable U.S. Treasury Rate or, if a Rate Substitution Event has occurred, using a Replacement Rate. If the interest rate for the Subsequent Fixed Rate Period is determined by using such an alternative method or Replacement Rate, such alternative method or Replacement Rate may result in an interest rate and interest payments that are lower than or that do not otherwise correlate over time with the interest rate and interest payments that would have been made on the Notes if the reset reference rate had been determined using the first method for determining the U.S. Treasury Rate for a five-year maturity specified under “Description of Notes—Interest Rate.” If a Rate Substitution Event has occurred and it is determined there is no industry-accepted successor rate to the U.S. Treasury Rate for a five-year maturity, the interest rate for the Subsequent Fixed Rate Period will be the interest rate for the Initial Fixed Rate Period.

The calculation agent will make determinations with respect to the Notes.

On the Reset Determination Date, the calculation agent will determine the interest rate for the period on and after the Reset Date, as further described in this prospectus supplement. In addition, if the circumstances described herein under “Description of Notes—Interest Rate” or a Rate Substitution Event have occurred, the calculation agent will make certain determinations with respect to the Notes in the calculation agent’s sole discretion as further described under “Description of the Notes— Interest Rate.” Any of these determinations may adversely affect the payout to investors. Moreover, certain determinations made by us or our designee may require the exercise of discretion and the making of subjective judgments, such as with respect to the occurrence or non-occurrence of a Rate Substitution Event. These potentially subjective determinations may adversely affect the payout to you on the Notes. For further information regarding these types of determinations, see “Description of the Notes— Determinations and Decisions.”

We or an affiliate of ours will or could have authority to make determinations and elections that could affect the return on, value of and market for the Notes.

Under the terms of the Notes, we may make certain determinations, decisions and elections with respect to the Notes, including, without limitation, any determination, decision or election required to be made by the calculation agent that the calculation agent fails to make. We will make any such determination, decision or election in our sole discretion, and any such determination, decision or election that we make could affect the amount of interest that accrues on the Notes during Subsequent Fixed Rate Period. If the calculation agent fails, when required, to make a determination that a Rate Substitution Event has occurred, or fails, when required, to determine the applicable U.S. Treasury Rate or to determine the Replacement Rate, then we will make those determinations in our sole discretion. Furthermore, we or an affiliate of ours may assume the duties of, and act as, the calculation agent at any time in our sole discretion. Any exercise of discretion by us under the terms of the Notes, including, without limitation, any discretion exercised by us or by an affiliate acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we or an affiliate of ours acting as calculation agent may have economic interests that are adverse to the interests of the holders of the Notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the Notes. All determinations, decisions or elections by us, including by us or an affiliate acting as calculation agent, under the terms of the Notes will be conclusive and binding absent manifest error.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $345.7 million, after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds of this offering for general corporate purposes, which may include, but are not limited to, the partial or full redemption of our subordinated indebtedness.

Our management will have broad discretion in the use of the net proceeds from the sale of the Notes. The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the net proceeds of the offering in a manner other than as described in this prospectus supplement.

CAPITALIZATION

The following table shows our cash and due from banks and capitalization at June 30, 2025:

(1)	on a consolidated basis; and

(2)	on a consolidated basis as adjusted to give effect to the issuance and sale of the Notes in this offering.

This table should be read in conjunction with the risk factors and the consolidated financial statements and related notes of Webster for the year ended December 31, 2024 and the quarter ended June 30, 2025, included and incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

	As of June 30, 2025
(in thousands, except par value and share data)	Actual	As Adjusted
Cash and due from banks	$425,349	$775,349
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Total deposits	$66,314,425	$66,314,425
Securities sold under agreements to repurchase	372,806	372,806
Federal Home Loan Bank advances	3,339,914	3,339,914
Long-term debt	905,634	1,255,634
Accrued expenses and other liabilities	1,643,874	1,643,874

Total Liabilities	72,576,653	72,926,653

Stockholders’ equity:
Preferred stock, $0.01 par value: authorized 3,000,000 shares; 141,000 issued and outstanding	283,979	283,979
Common stock, $0.01 par value par value; authorized 400,000,000 shares; 182,778,045 issued; 167,083,263 outstanding	1,828	1,828
Paid-in capital	6,155,132	6,155,132
Retained earnings	4,100,350	4,100,350
Treasury stock, at cost: 15,694,782 shares	(765,410)	(765,410)
Accumulated other comprehensive (loss), net of tax	(438,262)	(438,262)

Total stockholders’ equity	9,337,617	9,337,617

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$81,914,270	$82,264,270

DESCRIPTION OF THE NOTES

We will issue the Notes under a Subordinated Debt Indenture between Webster, as the issuer, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), to be dated as of the issue date (the “Base Indenture”), as supplemented by a First Supplemental Indenture between Webster and the Trustee, to be dated as of the issue date (the “First Supplemental Indenture”). We refer to the Base Indenture, as supplemented by the First Supplemental Indenture, as the “Indenture.” You may request a copy of the Indenture from us as described under “Where You Can Find More Information.” We have summarized the material terms of the Indenture and the Notes below, but the summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Indenture and the Notes. The following description of the terms of the Indenture and the Notes supplements and, to the extent inconsistent therewith, replaces and supersedes the description of the general terms and provisions of the subordinated debt securities in the accompanying prospectus.

You should read the Indenture and the Notes because they, and not this description, define your rights as holders of the Notes. For purposes of this section, references to “Webster,” “we,” “us” and “our” include only Webster and not any of its subsidiaries.

General

The Notes will be unsecured and subordinated obligations of Webster and will be issued as a series of the debt securities under the Indenture in an initial aggregate principal amount of $350,000,000. The Notes are not guaranteed by the Bank or any of our other subsidiaries or affiliates, or any other person. We may, from time to time, without notice to or the consent of the holders of the Notes, create and issue additional notes ranking equally with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes), subject to the procedures of the DTC; provided, that a separate CUSIP or other identifying number will be issued for any such additional notes unless such additional notes are fungible with the Notes for U.S. federal income tax purposes.

The Notes will mature on September 11, 2035 (the “Maturity Date”), unless previously redeemed or otherwise accelerated. Payment of principal on the Notes may be accelerated only in the case of certain events of our bankruptcy or insolvency. See “—Defaults; Events of Default; Limited Rights of Acceleration.”

We may, at our option, redeem the Notes (i) in whole, but not in part, on September 11, 2030 and (ii) in whole or in part, at any time or from time to time, on or after June 11, 2035, subject to obtaining the prior approval of the Federal Reserve (or any successor bank regulatory agency) to the extent such approval is then required under the rules of the Federal Reserve (“Federal Reserve Approval”), at a price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. The Notes may not otherwise be redeemed by us prior to the Maturity Date, except that we may, at our option, subject to Federal Reserve Approval, redeem the Notes in whole, but not in part, prior to maturity upon the occurrence of a “Tax Event” or a “Tier 2 Capital Event” (as such terms are defined in the Indenture) or if we are required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, in each case, at a price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Any partial redemption will be made in accordance with the applicable procedures of DTC (as defined below). See “—Redemption.”

The Notes are not convertible into, or exchangeable for, equity securities, other securities or assets of Webster or its subsidiaries. There is no sinking fund for the Notes. Except as described below under “—Clearance and Settlement,” the Notes will be represented by one or more global certificates deposited with or on behalf of DTC and registered in the name of Cede & Co. or another nominee of DTC. The Notes will be issued and may be transferred only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. See “—Clearance and Settlement.”

As a bank holding company, our ability to make payments on the Notes will depend primarily on the receipt of interest and other distributions from the Bank. There are various regulatory restrictions on the ability of the Bank to pay dividends or make other distributions to us. See “Risk Factors—Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries” and “Risk Factors—Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding” in this prospectus supplement.

Delivery of reports, information and documents (including, without limitation, reports contemplated in this section) to the Trustee is for information purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with covenants under the Indenture and the Notes, as to which the Trustee is entitled to rely exclusively on officers’ certificates.

No recourse will be available for the payment of principal of, or interest on, any Note, for any claim based thereon, or otherwise in respect thereof, against any shareholder, employee, officer or director, as such, past, present or future, of Webster or any successor entity. Neither the Indenture nor the Notes contain any covenants or restrictions restricting the incurrence of debt, deposits or other liabilities by us or by our subsidiaries. The Indenture and the Notes contain no financial covenants and do not restrict us from paying dividends, selling assets, making investments or issuing or repurchasing other securities, and do not contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.

The Notes are not savings accounts, deposits or other obligations of the Bank or any of our non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer. The Notes are solely obligations of Webster and are neither obligations of, nor guaranteed by, any of our subsidiaries.

We do not intend to apply for the listing of the Notes on any securities exchange or the quotation of the Notes on any automated quotation system.

Interest Rate

From and including the date of original issuance to, but excluding, September 11, 2030 or the date of earlier redemption (the “Initial Fixed Rate Period”), the Notes will bear interest at an initial rate of 5.784% per annum, payable semi-annually in arrears on March 11 and September 11 of each year (each, an “interest payment date”), commencing on March 11, 2026. The last interest payment date for the Initial Fixed Rate Period will be September 11, 2030.

From and including September 11, 2030 (the “Reset Date”) to, but excluding, the Maturity Date or the date of earlier redemption (the “Subsequent Fixed Rate Period”), the Notes will bear interest at a rate per annum equal to the U.S. Treasury Rate for a five-year maturity as of date that is three business days prior to the Reset Date (the “Reset Determination Date”) plus 212.5 basis points, payable semi-annually in arrears on each interest payment date. The first interest payment date for the Subsequent Fixed Rate Period will be March 11, 2031. Notwithstanding the foregoing, if the interest rate during the Subsequent Fixed Rate Period would be less than zero, the interest rate during the Subsequent Fixed Rate Period shall be deemed to be zero.

The interest rate applicable during the Subsequent Fixed Rate Period will be determined by the calculation agent on the Reset Determination Date.

For the Subsequent Fixed Rate Period, the “U.S. Treasury Rate” will be determined by the calculation agent on the Reset Determination Date in the following manner:

(1)

the average of the yields on actively traded U.S. treasury securities adjusted to constant maturities, for five-year maturities, for the five business days immediately preceding the Reset Determination Date and appearing (or, if fewer than five business days so appear on the Reset Determination Date, for such number of business days appearing) in the most recently published H.15 Daily Update under the caption H.15 TCM; or

(2)

if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturities, for five-year maturities, then the “U.S. Treasury Rate” will be determined by interpolation on a straight-line basis (using the actual number of days) between the average of the yields on actively traded U.S. treasury nominal/non-inflation-indexed securities adjusted to constant maturities for two series of actively traded U.S. treasury nominal/non-inflation-indexed securities, (A) one maturing as close as possible to, but earlier than, the Maturity Date and (B) the other maturing as close as possible to, but later than, the Maturity Date, in each case for the five business days preceding the Reset Determination Date and appearing (or, if fewer than five business days so appear on the Reset Determination Date, for such number of business days appearing) in the most recently published H.15 Daily Update as of 5:00 p.m., New York City time, on the Reset Determination Date.

In each case, the U.S. Treasury Rate will be rounded, if necessary, to the nearest one thousandth of a percentage point, with 0.0005% rounded up to 0.001%.

“H.15 Daily Update” means the daily statistical release published by the Federal Reserve Board available through its website at https://www.federalreserve.gov/releases/h15/ (or any successor designation or publication as determined by the calculation agent in its sole discretion). The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

“H.15 TCM” means the H.15 Daily Update under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading).

Notwithstanding the foregoing, if we, the calculation agent or our designee, after consulting with us, determines that the U.S. Treasury Rate for a five year maturity cannot be determined pursuant to the methods described in clauses (1) or (2) above on the Reset Determination Date (such determination, a “Rate Substitution Event”), we, the calculation agent or our designee, after consulting with us, may determine whether there is an industry-accepted successor rate to the then-current reset reference rate (such industry-accepted successor rate, the “Replacement Rate”). If we, the calculation agent or our designee, after consulting with us, determines that there is such a Replacement Rate, then such Replacement Rate will replace the U.S. Treasury Rate for all purposes relating to the Notes in respect of such determination on the Reset Determination Date. In addition, if a Replacement Rate is utilized as described in the preceding sentence, we, the calculation agent or our designee, after consulting with us, may adopt or make changes to (1) any interest payment date, Reset Determination Date, Reset Date, other relevant date, business day convention, interest period or reset period, (2) the manner, timing and frequency of determining rates and amount of interest that is payable on the Notes and the conventions relating to such determination, (3) the timing and frequency of making payments of interest, (4) rounding conventions, (5) specified maturities, and (6) any other terms or provisions of the Notes (including any spread or adjustment factor needed to make such replacement rate comparable to the U.S. Treasury Rate for a five-year maturity), in each case that we, the calculation agent or our designee, after consulting with us, determine, from time to time, to be appropriate to reflect the determination and implementation of such Replacement Rate in a manner substantially consistent with market practice (or, if we, the calculation agent or our designee, after consulting with us, determine that implementation of any portion of such market practice is not administratively feasible or if we, the calculation agent or our designee, after consulting with us, determine that no market practice for use of such Replacement Rate exists, in such other manner as we, the calculation agent or our designee, after consulting with us, determines is appropriate) (such changes, the “U.S. Treasury Rate Adjustments”). If we, the calculation agent or our designee, after consulting with us, determine that there is no such Replacement Rate, then the interest rate for the Subsequent Fixed Rate Period will be the interest rate for the Initial Fixed Rate Period.

Any determination, decision or selection that may be made by us, the calculation agent or our designee, after consulting with us, pursuant to the provisions of the Notes (including provisions relating to a Rate Substitution Event and any U.S. Treasury Rate Adjustments, or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or make or refrain from making any selection) will be made in our, the calculation agent’s or such designee’s sole discretion, will be conclusive and binding absent manifest error and, notwithstanding anything to the contrary in this prospectus supplement or the accompanying prospectus shall become effective without consent from the holders of the Notes or any other party. The calculation agent’s determination of any interest rate, and its calculation of interest payments for any period, will be maintained on file at the calculation agent’s principal offices and will be made available to any holder of the Notes upon request.

Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

When we use the term “Interest Payment Period,” we mean the period from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the Notes to, but excluding, the applicable interest payment date or the Maturity Date or date of earlier redemption, if applicable. If an interest payment date or the Maturity Date falls on a day that is not a business day, then the interest payment or the payment of principal and interest at maturity will be paid on the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest or other payments.

Interest on each Note will be payable to the person in whose name such Note is registered on the fifteenth day immediately preceding the applicable interest payment date, whether or not such day is a business day. Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such defaulted interest may be paid by us to the person in whose name the Notes are registered at the close of business on a special record date for the payment of defaulted interest. However, interest that is paid on the Maturity Date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent or, at our option in the event the Notes are not represented by Global Notes (as defined below), by check mailed to the address of the person specified for payment in the preceding sentences.

When we use the term “business day,” we mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or any place of payment are authorized or required by law, regulation or executive order to close.

Ranking; Subordination

The Notes will be unsecured, subordinated obligations of Webster. The Notes will rank equal in right of payment and upon our liquidation with any of our existing and future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes and senior in right of payment and upon our liquidation to any of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to the Notes. Our obligation to make any payment on account of the Notes will be subordinated and junior to our Senior Indebtedness (as defined in the Indenture and described below).

The Notes will not be guaranteed by any of our subsidiaries, including the Bank, which is our principal subsidiary. The Notes will be effectively subordinated to our future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally subordinated to the existing and future liabilities of our subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise, which means that such creditors generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets.

The Indenture and the Notes do not limit the amount of Senior Indebtedness, secured indebtedness or other liabilities having priority over, or ranking equally with, the Notes that we or our subsidiaries may hereafter incur. As of June 30, 2025, on a consolidated basis, our liabilities totaled approximately $72.6 billion, which includes approximately $0.6 billion of subordinated notes of the Company that would rank equal with the Notes and $72.1 billion of liabilities of our subsidiaries that would be structurally senior to the Notes.

“Senior Indebtedness” means, without duplication, the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Webster, whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of Webster, whether any such indebtedness exists as of the date of the Indenture or is created, incurred or assumed after such date:

•	all obligations for borrowed money;

•	all obligations evidenced by debentures, debt securities or other similar instruments;

•	all obligations in respect of letters of credit, security purchase facilities or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

•	all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

•	indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by Webster;

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obligations associated with derivative products including, but not limited to, interest rate and currency future or exchange contracts, foreign exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, options, interest rate future or option contracts, commodity contracts and similar arrangements;

•	purchase money and similar obligations;

•	obligations to general creditors of Webster;

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a deferred obligation of, or any such obligation, directly or indirectly guaranteed by, Webster which obligation is incurred in connection with the acquisition of any business, properties or assets not evidenced by a note or similar instrument given in connection therewith;

•	interest or obligations in respect of any of the foregoing accruing after the commencement of insolvency or bankruptcy proceedings;

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all obligations of the type referred to in the foregoing subclauses above of other persons or entities for the payment of which Webster is responsible or liable as obligor, guarantor or otherwise, whether or not classified as a liability on a balance sheet prepared in accordance with GAAP; and

•	any renewals, amendments, deferrals, supplements, extensions, refundings or replacements of any of the foregoing.

With respect to the Notes, Senior Indebtedness excludes:

•	any such indebtedness, obligation or liability referred to above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not senior in right of payment to the Notes, or ranks pari passu with the Notes;

•	any such indebtedness, obligation or liability that is subordinated to indebtedness of Webster to substantially the same extent as, or to a greater extent than, the Notes are subordinated;

•	any indebtedness to a subsidiary of Webster;

•	any trade account payables in the ordinary course of business; and

•	the Notes.

As used above, the term “purchase money” obligations means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable.

Notwithstanding the foregoing, and for the avoidance of doubt, if the Federal Reserve (or other applicable regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a financial or bank holding company is to be included in its capital, then the term “general creditors” as used in the definition of “Senior Indebtedness” in the Indenture will have the meaning as described in that rule or interpretation.

Upon the liquidation, dissolution, winding up, or reorganization of Webster, Webster must pay to the holders of all Senior Indebtedness the full amounts of principal of, premium, interest and any other amounts owing on, that Senior Indebtedness before any payment is made on the Notes. If, after we have made those payments on our Senior Indebtedness there are amounts available for payment on the Notes, then we may make any payment on the Notes.

Because of the subordination provisions and the obligation to pay Senior Indebtedness described above, in the event of insolvency of Webster, holders of the Notes may recover less ratably than holders of the Senior Indebtedness and other creditors of Webster. With respect to the assets of a subsidiary of ours, our creditors (including holders of the Notes) are structurally subordinated to the prior claims of creditors of such subsidiary, except to the extent that we may be a creditor with recognized claims against such subsidiary.

Subject to the terms of the Indenture, if the Trustee or any holder of any of the Notes receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the Notes before all Senior Indebtedness is paid in full in cash, property or securities, including by way of set-off or any such payment or distribution that may be payable or deliverable by reason of the payment of any other of our indebtedness being subordinated to the payment of the Notes, then such payment or distribution will be held in trust for the benefit of holders of Senior Indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of Senior Indebtedness of all unpaid Senior Indebtedness.

No Additional Amounts

In the event that any payment on the Notes is subject to withholding of any U.S. federal income tax or other tax or assessment (as a result of a change in law or otherwise), we will not pay additional amounts with respect to such tax or assessment. For a discussion relating to certain U.S. federal income tax consequences of the ownership and disposition of the Notes, see “Material U.S. Federal Income Tax Considerations.”

Redemption

We may, at our option, redeem the Notes (i) in whole, but not in part, on September 11, 2030 and (ii) in whole or in part, at any time or from time to time, on or after June 11, 2035, subject to obtaining the Federal Reserve Approval, at a price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to, but excluding, the date of redemption.

The Notes may not otherwise be redeemed prior to the Maturity Date, except that we may also, at our option, redeem the Notes, in whole, but not in part, subject to obtaining the Federal Reserve Approval, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to, but excluding, the date of redemption, at any time, upon the occurrence of:

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a “Tax Event,” defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”) that is announced or taken; or (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, which amendment or change becomes effective or which pronouncement or decision is announced or taken on or after the original issue date of the Notes, there is more than an insubstantial risk that interest payable by us on the Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes;

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a “Tier 2 Capital Event,” defined in the Indenture to mean our good faith determination that, as a result of (a) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the original issue date of the Notes; (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the original issue date of the Notes; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after the original issue date of the Notes, there is more than an insubstantial risk that we will not be entitled to treat the Notes then outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable to us, for so long as any Notes are outstanding; or

•	Webster becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

In the event of any redemption of the Notes, we will deliver or cause to be delivered a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) to each holder of Notes not less than 5 nor more than 60 days prior to the redemption date.

Any partial redemption will be made in accordance with DTC’s applicable procedures among all of the holders of the Notes. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A replacement Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. The Notes are not subject to redemption or prepayment at the option of the holders.

Defaults; Events of Default; Limited Rights of Acceleration

The Notes and Indenture provide for only limited events upon which the principal of the Notes may be accelerated. These events are:

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pursuant to or within the meaning of any bankruptcy law, we (i) commence a voluntary case, (ii) consent to the entry of an order for relief against us in an involuntary case or (iii) consent to the appointment of a custodian of us or for all or substantially all of our property; or

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a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian for us or for all or substantially all of our property or (iii) orders our liquidation, and the order or decree remains unstayed and in effect for 60 days.

If any of the foregoing occurs and is continuing, the principal, premium (if any) and interest in respect of the Notes shall automatically, and without any declaration or other action on the part of the Trustee or any holder of the Notes, become immediately due and payable.

The Notes and Indenture provide for a limited number of other events of default, which do not permit acceleration of the payment of principal, premium (if any) and interest in respect of the Notes, including:

•	our default in the payment of any interest upon the Notes, when such interest becomes due and payable, and continuance of such default for a period of 30 days;

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our default in the payment of the principal of (or premium, if any on) the Notes with respect to any of the Notes when due, either at maturity, upon redemption, by declaration or otherwise, and continuance of such default for a period of 30 days; or

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our default in the performance, or breach, of any covenant or agreement in the Indenture applicable to us, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture.

There is no right of acceleration in the case of a default in the payment of principal of or interest on the Notes or in our nonperformance of any other obligation under the Notes or the Indenture.

If we default in our obligation to pay any interest on the Notes when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal of (or premium, if any) with respect to any of the Notes when due, either at maturity, upon redemption, by declaration or otherwise and such default continues for a period of 30 days, or if we breach any covenant or agreement contained in the Indenture and such breach continues for a period of 90 days after the date on which written notice specifying such failure and requiring us to remedy the same shall have been given to us, then the Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Notes of the performance of any covenant or agreement in the Indenture.

The Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Notes unless such holders shall have offered to the Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities which may be incurred by it in complying with such request or direction.

Subject to certain provisions, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that may involve the Trustee in personal liability. In addition, the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from the holders of the Notes.

No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

•	such holder has previously given written notice to the Trustee of a continuing event of default with respect to the Notes;

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the holders of not less than 25% in aggregate principal amount of the outstanding Notes have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the Indenture;

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such holder or holders have offered to the Trustee reasonable security and indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the Trustee for 60 days after its receipt of such notice, request and offer of reasonable security and indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

In any event, the Indenture provides that no one or more of such holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such holders, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all holders of Notes.

The Indenture requires the Trustee to notify the holders of the Notes regarding the existence of any default actually known to the Trustee, unless the default has been cured or waived. In addition, in the case of a default in payment of principal of or interest on any Note, the Trustee may withhold notice of a default if and so long as the Trustee and/or responsible officers, the board of directors or certain committees of the board of directors in good faith determines that withholding the notice is in the interests of the holders of the Notes. For purposes of these requirements, a “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the Indenture with respect to the Notes.

We are required to deliver to the Trustee, within 120 days after the end of our fiscal year, commencing in the year during which the Notes are issued, a written statement from our applicable officers regarding whether we have fulfilled all of our obligations under the Indenture throughout the year and specifying any known default and its status.

Modification and Waiver

The Indenture provides that we and the Trustee may modify or amend the Indenture with the consent of the holders of a majority in principal amount of outstanding Notes; provided that any modification or amendment may not, without the consent of the holder of each outstanding Note affected thereby:

•	change the stated maturity date of the principal of (or premium, if any), or any installment of principal or interest on, the Notes;

•	reduce the principal amount thereof or the rate or amount of interest thereon;

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reduce the percentage in principal amount of any outstanding Notes, the consent of whose holders is required to modify or amend the Indenture, for any supplemental indenture, or for any waiver of compliance with certain provisions of the Indenture or certain defaults and the consequences thereof under the Indenture;

•	adversely affect any right to convert or exchange the Notes into any other security, or alter the method of computation of interest;

•	change the Company’s obligation to maintain an office or agency for payment of the Notes and the other matters specified in the Indenture;

•	impair the right to institute suit for the enforcement of any payment of principal of, premium, if any, or interest on the Notes;

•	modify the Indenture with respect to the subordination of the Notes in a manner adverse to the holders of the Notes; or

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modify any of the provisions of the Indenture relating to the execution of supplemental indentures with the consent of holders of the Notes which are discussed herein or modify any provisions relating to the waiver by holders of the Notes of past defaults and covenants, except to increase any required percentage or to provide that other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Note affected thereby.

In addition, the holders of a majority in principal amount of the outstanding Notes may, on behalf of all holders of Notes, waive compliance by us with certain terms, conditions and provisions of the Indenture, as well as any past default and/or the consequences of default, other than any default in the payment of principal or interest or any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Note.

In addition, we and the Trustee may modify and amend the Indenture without the consent of any holders of Notes for any of the following purposes:

•	to evidence the succession of another person to Webster as obligor under the Indenture;

•	to add to the covenants of Webster or events of defaults for the benefit of the holders of the Notes or to surrender any right or power conferred upon Webster in the Indenture;

•	to provide for uncertificated securities;

•	to establish the form or terms of the Notes and any related coupons;

•	to evidence the acceptance of appointment by a successor trustee;

•	to cure any ambiguity or correct any defect or inconsistency in the Indenture;

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to add to, change or eliminate any provisions of the Indenture, if the addition, change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

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to supplement any provisions of the Indenture necessary to permit or facilitate the defeasance and discharge of the Notes, provided that such action does not adversely affect the interests of the holders of the Notes;

•	to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•	to make any change that does not adversely affect the legal rights under the Indenture of any holder of Notes in any material respect; or

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Notes may be listed or traded.

Not in limitation of the foregoing, without the consent of any holders of Notes, we and the Trustee may amend or supplement the Indenture or the Notes (i) to conform the terms of the Indenture and the Notes to the description of the Notes in this prospectus supplement relating to the offering of the Notes or (ii) to implement any U.S. Treasury Rate Adjustments or any benchmark transition provisions after a Rate Substitution Event has occurred (or in anticipation thereof).

The Trustee shall be entitled to receive an officer’s certificate and opinion of counsel confirming that all conditions precedent are satisfied with respect to any supplemental indenture, that such supplemental indenture is authorized and permitted and that such supplemental indenture is the legal, valid and binding obligation of Webster, enforceable against it in accordance with its terms.

Legal Defeasance and Covenant Defeasance

We may choose to either discharge our obligations under the Indenture and the Notes in a legal defeasance or to release ourselves from certain or all of our covenant restrictions under the Indenture and the Notes in a covenant defeasance. We may do so after we irrevocably deposit with the Trustee for the benefit of the holders of the Notes sufficient cash and/or U.S. government securities to pay the principal of (and premium, if any) and interest and any other sums due on the Maturity Date or a redemption date of the Notes. If we choose the legal defeasance option, the holders of the Notes will not be entitled to the benefits of the Indenture except for certain limited rights, including registration of transfer and exchange of Notes, replacement of lost, stolen or mutilated Notes and the right to receive payments of the principal of (and premium, if any) and interest on such Notes when such payments are due.

We may discharge our obligations under the Indenture or release ourselves from covenant restrictions only if we meet certain requirements.

Among other things, we must deliver to the Trustee an opinion of our legal counsel to the effect that beneficial owners of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service (the “IRS”) or a change in the applicable federal income tax law after the original issue date of the Notes. We may not have a default under the Indenture or the Notes on the date of deposit. The discharge may not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act and may not result in our becoming an investment company in violation of the Investment Company Act of 1940. The discharge may not violate any of our agreements to which we are a party or by which we are bound.

Any defeasance of the Notes pursuant to the Indenture shall be subject to our obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the Notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the original issue date of the Notes, the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.

Satisfaction and Discharge

We may discharge our obligations under the Indenture and the Notes (except for certain surviving rights of the Trustee and our obligations in connection therewith) if: (a) all outstanding Notes and all other outstanding notes issued under the Indenture (i) have been delivered for cancellation or (ii) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice and redemption by the Trustee (and each case, we have irrevocably deposited with the Trustee an amount sufficient to pay and discharge the principal of (and premium, if any) and interest on all outstanding Notes and any other sums due on the stated maturity date or redemption date, as the case may be); (b) we have paid all other sums payable by us under the Indenture; and (c) we have delivered an officer’s certificate and opinion of counsel confirming that all conditions precedent with respect to the satisfaction and discharge of the Indenture have been satisfied.

Consolidation, Merger and Sale of Assets

The Indenture provides that we may not, in a single transaction or a series of related transactions, consolidate with or merge into any other person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any person unless:

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the person formed by such consolidation or into which we are merged or the person which acquires by sale, conveyance or transfer or other disposition, or which leases, all or substantially all of our properties and assets shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Notes and the performance or observance of every other covenant of the Indenture on our part to be performed or observed;

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immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of Webster or a subsidiary as a result of such transaction as having been incurred by the Webster or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing;

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if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of Webster would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture, Webster or such successor person, as the case may be, shall take such steps as shall be necessary effectively to secure the Notes equally and ratably with (or prior to) all indebtedness secured thereby; and

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pursuant to the Indenture, we have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the covenant therein and that all conditions precedent therein provided for relating to such transaction have been complied with.

Further Issues

If no event of default has occurred and is continuing with respect to the Notes, we may, from time to time, without notice to or the consent of the holders of the Notes, create and issue additional notes ranking equally with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes and the first payment of interest following the issue date of such additional notes) in order that such additional notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes, subject to the procedures of the DTC; provided, however, that a separate CUSIP or other identifying number will be issued for any such additional notes unless such additional notes are fungible with the Notes for U.S. federal income tax purposes.

The Trustee may conclusively rely upon certificates, opinions or other documents furnished to it under the Indenture and shall have no responsibility to confirm or investigate the accuracy of mathematical calculations or other facts stated therein. The Trustee shall have no responsibility for monitoring Webster’s compliance with any of its covenants under the Indenture.

Determinations and Decisions

We and the calculation agent are expressly authorized to make certain determinations, decisions and elections under the terms of the Notes, including with respect to the calculation of the U.S. Treasury Rate for a five-year-maturity. Any determination, decision or election that may be made by us or by the calculation agent under the terms of the Notes, including any determination with respect to the use of U.S. Treasury Rate for a five-year maturity, any determination of the occurrence of a Rate Substitution Event, any determination of a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding on the holders of the Notes and the Trustee absent manifest error;

•	if made by us, will be made in our sole discretion;

•	if made by the calculation agent, will be made after consultation with us, and the calculation agent will not make any such determination, decision or election to which we reasonably object; and

•	notwithstanding anything to the contrary in the Indenture, shall become effective without consent from the holders of the Notes or the Trustee.

If the calculation agent fails to make any determination, decision or election that it is required to make under the terms of the Notes, then we will make that determination, decision or election on the same basis as described above.

None of the Trustee, the paying agent or the calculation agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the U.S. Treasury Rate for a five-year maturity, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Rate Substitution Event, (ii) to select, determine or designate any Replacement Rate, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any U.S. Treasury Rate Adjustments, or other modifier to any replacement or successor index or (iv) to determine whether or what U.S. Treasury Rate Adjustments are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the Trustee, paying agent and calculation agent shall be entitled to conclusively rely on any determinations made by us or our designee without independent investigation, and none will have any liability for actions taken at our direction in connection therewith.

None of the Trustee, the paying agent or the calculation agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this prospectus supplement as a result of the unavailability of the U.S. Treasury Rate for a five-year maturity or other applicable Replacement Rate, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this prospectus supplement and reasonably required for the performance of such duties. None of the Trustee, paying agent or calculation agent shall be responsible or liable for our actions or omissions or for those of our designee, or for any failure or delay in the performance by us or our designee, nor shall any of the Trustee, paying agent or calculation agent be under any obligation to oversee or monitor our performance or that of our designee.

Calculation Agent

We will appoint a calculation agent for the Notes prior to the Reset Determination Date and will keep a record of such appointment at our principal offices, which will be available to any holder of the Notes upon request. In addition, we or an affiliate of ours may assume the duties of, and act as, the calculation agent. The Trustee will act as the initial calculation agent pursuant to a calculation agent agreement to be entered into between us and the Trustee, as initial calculation agent. Under such calculation agent agreement, if the initial calculation agent determines that guidance is needed to perform its duties or take discretionary action, or if it is required to decide between alternative courses of action, the initial calculation agent may (but is not obligated to) request written instructions from us as to the course of action or methodology to be followed. In addition, the initial calculation agent may have additional rights and indemnifications from us not described herein.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices the Notes in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the Trustee, at its principal corporate trust office at CityPlace I, 185 Asylum Street, 27th Floor, Hartford, CT 06103, as the paying agent for the Notes. We must notify you of changes in the paying agents.

Governing Law

The Indenture provides that the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Tier 2 Capital

The Notes are intended to qualify as Tier 2 capital under the capital adequacy rules established by the Federal Reserve for bank holding companies, as the same may be amended or supplemented from time to time. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:

•	be unsecured;

•	have a minimum original maturity of at least five years;

•	be subordinated to our depositors and general creditors;

•

not contain provisions permitting the holders of the Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of a bank holding company or a major bank subsidiary;

•

only be callable after a minimum of five years following issuance, except upon the occurrence of a “Tax Event” or a “Tier 2 Capital Event” (as such terms are defined in the Indenture) or if we are required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, and, in any case, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve; and

•

unless the Federal Reserve authorizes us to do otherwise in writing, not be redeemed or repurchased unless they are replaced with an equivalent amount of other Tier 2 capital instruments or we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

Clearance and Settlement

The Notes will be represented by one or more global certificates, which we refer to individually as a Global Note and collectively as the Global Notes, deposited with or on behalf of DTC and registered in the name of Cede & Co. or another nominee of DTC. The Notes will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. So long as DTC or any successor depositary, which we refer to collectively as the “Depositary,” or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the Notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may not elect to receive a certificate representing their Notes while the Notes are held by a Depositary. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

Owners of beneficial interests in a Global Note may elect to hold their interests in such Global Note either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System (“Euroclear”), if they are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Notes, so long as the corresponding securities are represented by Global Notes.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream has advised us that it is a limited liability company organized under Luxembourg law. Clearstream holds securities for its participating organizations, referred to in this prospectus supplement as “Clearstream participants”, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream participant.

Distributions with respect to beneficial interests in the Notes held through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.

Euroclear is operated by Euroclear Bank S.A./N.V., referred to in this prospectus supplement in such role as the Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, referred to in this prospectus supplement as the cooperative. All operations are conducted by Euroclear Bank S.A./N.V., and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./N.V., not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters (“Euroclear participants”). Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./N.V. are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian laws (collectively, the “Euroclear Terms and Conditions”). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payment with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./N.V. acts under the Euroclear Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to beneficial interests in the Notes held through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Bank S.A./N.V. and by Euroclear.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary for such clearing system; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the applicable U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction.

Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the Depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the Indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, then DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities Depositary with respect to the Notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities Depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities Depositary). In that event, certificates for the Notes will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Global Notes and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in Global Notes:

•	will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•

will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions and interest payments on the securities represented by the Global Notes and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the Depositary, the issuer, the Trustee or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in Global Notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in Global Notes may be subject to various policies and procedures adopted by DTC from time to time. None of Webster, the Trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfer of interests in the Global Notes among participants, DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither Webster nor the Trustee will have any responsibility for the performance by DTC, Clearstream or Euroclear or their respective direct participants or indirect participants under the rules and procedures governing DTC, Clearstream or Euroclear, respectively.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC, Clearstream, Euroclear and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Trustee

U.S. Bank Trust Company, National Association, will act as Trustee under the Indenture.

Notices

Any notices required to be given to the holders of the Notes will be given to the Trustee. Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the applicable procedures from DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the Notes by (i) employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA”, (ii) plans, individual retirement accounts and other arrangements subject to Section 4975 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, (iii) plans subject to any federal, state, local, non-U.S. or other laws or regulations that are similar to Title I of ERISA or Section 4975 of the Code, which we collectively refer to as “Similar Laws”, and (iv) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans or arrangements (each of which described in (i), (ii), (iii) and (iv) we call a “Plan”).

Each fiduciary of a Plan should consider the fiduciary standards of ERISA or any applicable Similar Laws in the context of the Plan’s particular circumstances before acquiring any Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA or any applicable Similar Laws and would be consistent with the documents and instruments governing the Plan.

In addition, Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to Title I of ERISA or Section 4975 of the Code, which we call “ERISA Plans”, from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to “plan assets”. A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption. In addition, the fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

As a result of our business, we and certain of our affiliates may be considered parties in interest or disqualified persons with respect to many ERISA Plans. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the Notes were acquired by an ERISA Plan with respect to which we, any underwriter or any of our or their affiliates is a party in interest or a disqualified person. For example, if we are a party in interest or disqualified person with respect to an investing ERISA Plan (either directly or by reason of our ownership of our subsidiaries), the purchase of any Notes by an ERISA Plan could result in a sale or exchange that is prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code or lending of money or other extension of credit that is prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the Notes. These class exemptions include:

•	PTCE 96-23 — for certain transactions determined by in-house asset managers;

•	PTCE 95-60 — for certain transactions involving insurance company general accounts;

•	PTCE 91-38 — for certain transactions involving bank collective investment funds;

•	PTCE 90-1 — for certain transactions involving insurance company separate accounts; and

•	PTCE 84-14 — for certain transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between an ERISA Plan and a party in interest or disqualified person, provided that the party in interest or disqualified person is not a fiduciary (or an affiliate) who has or exercises any discretionary authority or control with respect to the investment of the ERISA Plan assets involved in the transaction or renders investment advice with respect to those assets, and is a party in interest or disqualified person solely by reason of being a service provider to the ERISA Plan or having a relationship to a service provider to the ERISA Plan and provided, further that the ERISA Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”). No assurance can be made that any such exemptions will be available, or that all of the conditions of any such exemptions will be satisfied, with respect to any transaction involving the Notes.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

Because of the adverse consequences that may result from a Plan engaging in a direct or indirect non-exempt prohibited transactions or violation of Similar Law, Notes may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding and disposition of the Notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Laws. Any purchaser or holder of the Notes or any interest in the Notes, by its purchase and holding of the Notes, will be deemed to have represented that either:

•	it is not, and will not be, a Plan and is not purchasing the Notes or interest in the Notes on behalf of or with the assets of any Plan ; or

•

its purchase, holding and subsequent disposition of the Notes or interest in the Notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Laws.

Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of the Notes on behalf of or with the assets of any Plan consult with its own counsel regarding the consequences under ERISA, Section 4975 of the Code and any applicable Similar Laws of the acquisition, holding and disposition of the Notes, whether any exemption would be applicable, and whether all conditions of such exemption would be satisfied such that the acquisition and holding of the Notes by the Plan would be entitled to full exemptive relief thereunder.

The foregoing discussion is merely a summary of certain implications under ERISA and Section 4975 of the Code with respect to an investment in Notes and should not be construed as legal advice or as complete in any respect. Nothing herein shall be construed as, and the sale of the Notes to a Plan is in no respect, a representation or advice by us or the underwriters (or any of our or their affiliates) as to whether any investment in the Notes would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section describes the material U.S. federal income tax considerations of the acquisition, ownership and disposition of the Notes we are offering. It is not a complete analysis of all the potential tax considerations relating to the Notes. This summary is based upon the provisions of the Code, Treasury Regulations promulgated under the Code, and currently effective administrative rulings and judicial decisions. These authorities may be changed, perhaps with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below.

This summary is limited to beneficial owners (referred to in this summary as holders) of the Notes that purchase the Notes upon their initial issuance at their “ issue price” (i.e., the first price at which a substantial amount of the Notes is sold for cash to investors (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers)) and that will hold the Notes as capital assets within the meaning of Section 1221 of the Code for U.S. federal income tax purposes. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address any alternative minimum or Medicare contribution tax considerations, nor does it address all U.S. federal income tax considerations that may be applicable to holders’ particular circumstances or to holders that may be subject to special tax rules, such as, for example:

•	banks, insurance companies, or other financial institutions;

•	real estate investment trusts;

•	regulated investment companies;

•	controlled foreign corporations and their shareholders;

•	passive foreign investment companies and their shareholders;

•	tax-exempt organizations;

•	qualified retirement plans, individual retirement accounts and other deferred compensation arrangements;

•	governmental entities;

•	brokers and dealers in securities;

•	certain U.S. expatriates;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	holders subject to the special tax accounting rules under Section 451 of the Code;

•	persons that will hold the Notes as a position in a hedging transaction, wash sale, straddle, conversion transaction or other risk reduction or synthetic transaction; and

•	entities or arrangements classified as partnerships or S corporations for U.S. federal income tax purposes or other pass-through entities, or investors in such entities.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are an entity or arrangement classified as a partnership for U.S. federal income tax purposes that will hold the Notes or a partner of such a partnership, you are urged to consult your tax advisor regarding the tax consequences of holding the Notes to you.

This summary of certain U.S. federal income tax considerations is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax considerations arising under other U.S. federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Treatment of the Notes

The Notes should be treated as “variable rate debt instruments” for U.S. federal tax purposes. Although there is uncertainty regarding their treatment, the Notes should be treated as providing for a single fixed rate followed by a single qualified floating rate (“QFR”). The following discussion assumes that this treatment will be respected.

U.S. Holders

This subsection describes the tax considerations for a “U.S. holder.” You are a “U.S. holder” if you are a beneficial owner of a Note and you are:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the United States if one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person.”

Under the U.S. Treasury regulations applicable to variable rate debt instruments, in order to determine the amount of original issue discount (“OID”), if any, in respect of the Notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is constructed in the following manner: (i) first, the initial fixed rate is converted to a QFR that would preserve the fair market value of the Notes, and (ii) second, each QFR (including the QFR determined under clause (i) above) is converted to a fixed rate substitute (which generally will be the value of that QFR as of the issue date of the Notes). Under the applicable U.S. Treasury regulations, the Notes generally will be treated as providing for qualified stated interest (“QSI”) at a rate equal to the lowest rate of interest in effect at any time under the equivalent fixed rate debt instrument, and any interest under the equivalent fixed rate debt instrument in excess of that rate generally would be treated as part of the stated redemption price at maturity and, therefore, as possibly giving rise to OID. It is anticipated, and this discussion assumes, that the Notes will be issued without original issue discount for U.S. federal income tax purposes.

Payments of interest. Interest on a Note will be includible by a U.S. holder as interest income at the time it accrues or is received in accordance with its method of accounting for U.S. federal income tax purposes and will be ordinary income.

Sale, exchange, retirement or other taxable disposition. Upon the sale, exchange, retirement or other taxable disposition of a Note, a U.S. holder will recognize taxable gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid interest, which will be treated as a payment of interest) and the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will be its cost. Gain or loss recognized on the disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, the U.S. holder’s holding period for the Note is more than one year. Long-term capital gains of non-corporate taxpayers are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to certain limitations.

Information reporting and backup withholding. Information returns are required to be filed with the IRS in connection with payments on the Notes and proceeds received from a sale or other disposition of the Notes unless a U.S. holder is an exempt recipient. A U.S. holder may also be subject to backup withholding on these payments in respect of the U.S. holder’s Notes unless the U.S. holder provides a taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules or the U.S. holder provides proof of an applicable exemption. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This subsection describes the tax considerations for a “non-U.S. holder.” You are a “non-U.S. holder” if you are a beneficial owner of a Note that is neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

You are not a “non-U.S. holder” if you are a nonresident alien individual present in the United States for 183 or more days in the taxable year of disposition of a Note, or if you are a former citizen or former resident of the United States, in which case you should consult your tax adviser regarding the U.S. federal income tax consequences of owning and disposing of a Note.

Payments of interest. Subject to the discussions under “—Information reporting and backup withholding” and “FATCA” below, payments of principal and interest on the Notes to a non-U.S. holder generally will be exempt from U.S. federal income or withholding tax if, in the case of the payments of interest:

•	the non-U.S. holder does not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote;

•	the non-U.S. holder is not a “controlled foreign corporation” for U.S. federal income tax purposes that is related, directly or indirectly, to us through stock ownership;

•

the non-U.S. holder certifies under penalties of perjury on IRS Form W-8BEN or, if applicable, W-8BEN-E that the non-U.S. holder is not a United States person or you otherwise satisfy certification requirements applicable to Notes held through certain intermediaries; and

•	the non-U.S. holder is not receiving such interest as income effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.

If a non-U.S. holder cannot satisfy one of the first three requirements described above and interest on the Notes is not exempt from withholding because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s U.S. permanent establishment or fixed base), as described below, payments of interest on the Notes will be subject to withholding tax at a rate of 30%, or the rate specified by an applicable treaty.

Sale, exchange, retirement or other taxable disposition. Subject to the discussions under “—Information reporting and backup withholding” and “FATCA” below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale, exchange, retirement or other taxable disposition of the Notes, unless the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s U.S. permanent establishment or fixed base), as described below. However, any proceeds attributable to accrued interest will be treated as described in “—Payments of interest” above.

Income or gain effectively connected with a U.S. trade or business. If interest or gain on the Notes is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by a non-U.S. holder), the non-U.S. holder will generally be taxed in the same manner as a U.S. holder. In this case, the non-U.S. holder will be exempt from the withholding tax on interest discussed above, although the non-U.S. holder will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. Non-U.S. holders should consult their tax advisors with respect to other U.S. tax consequences of the ownership and disposition of the Notes, including the possible imposition of a branch profits tax on its effectively connected earnings and profits at a rate of 30% (or a lower treaty rate) if a non-U.S. holder is a corporation.

Information reporting and backup withholding. Information returns are required to be filed with the IRS in connection with payments of interest on the Notes. Unless a non-U.S. holder complies with certification procedures to establish that the non-U.S. holder is not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of a Note. A non-U.S. holder may be subject to backup withholding on payments on the Notes or on the proceeds from a sale or other disposition of the Notes unless the non-U.S. holder complies with certification procedures to establish that a non-U.S. holder is not a United States person or otherwise establish an exemption. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of interest on the Notes and on payments of gross proceeds of sales or redemptions of the Notes to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles and financial intermediaries) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. However, proposed Treasury Regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) eliminate the withholding requirement on payments of gross proceeds of a taxable disposition (other than any amount treated as interest). Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the Notes.

The discussion of U.S. federal income tax considerations set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective purchasers of the Notes are urged to consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of Notes, including the tax consequences under state, local, estate, foreign and other tax laws and the possible effects of changes in U.S. or other tax laws.

UNDERWRITING

We have entered into an underwriting agreement, dated September 4, 2025 (the “Underwriting Agreement”), with BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC who are acting as the representatives of each of the several underwriters named below, with respect to the Notes. Subject to certain conditions, the underwriters have agreed to purchase, severally but not jointly, the aggregate principal amount of Notes set forth next to their names in the following table:

Underwriters	Principal Amount of Notes
BofA Securities, Inc.	$96,250,000
Goldman Sachs & Co. LLC	78,750,000
J.P. Morgan Securities LLC	78,750,000
Morgan Stanley & Co. LLC	78,750,000
Piper Sandler & Co.	17,500,000

Total	$350,000,000

The Underwriting Agreement provides that the obligations of the underwriters to purchase the Notes offered hereby are subject to certain conditions precedent, including approval of legal matters by counsel, and that the underwriters have agreed to purchase, severally but not jointly, all of the Notes if any of the Notes are purchased.

The Notes sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the Notes to selected dealers at the public offering price set forth on the cover of this prospectus supplement less a concession not in excess of 0.45% of the principal amount per note. After the initial offering, the underwriters may change the offering price and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to withdraw, cancel or modify offers to the public and to reject any order in whole or in part.

Underwriting Discount and Expenses

The following table shows the public offering price, the underwriting discount that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering (expressed as a percentage of the principal amount of the Notes offered hereby).

	Per Note	Total
Public offering price(1)	100.000%	$350,000,000
Underwriting discount paid by us	0.750%	$2,625,000
Proceeds to us, before expenses	99.250%	$347,375,000

(1)	Plus accrued interest from September 11, 2025, to the date of delivery.

We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $1.6 million.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of these liabilities.

No Public Trading Market

There is currently no public trading market for the Notes. In addition, we have not applied and do not intend to apply to list the Notes on any national securities exchange or to have the Notes quoted on an automated quotation system. The underwriters have advised us that they intend to make a market in the Notes. However, the underwriters are not obligated to do so and may discontinue any market-making in the Notes at any time in their sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the Notes will develop or continue, that you will be able to sell your Notes at a particular time or that the price that you receive when you sell will be favorable.

No Sale of Similar Securities

We have agreed with the underwriters that from the date of the Underwriting Agreement until the date of the delivery of the Notes, we and our subsidiaries will not, without the prior consent of the underwriters, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of or otherwise dispose of, any debt securities that are substantially similar to the Notes (including, without limitation, with respect to the maturity, currency, interest rate and other material terms of the Notes).

Stabilization

In connection with this offering of the Notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions.

Stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise exist in the open market in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue such activities at any time without notice.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Our Relationships with the Underwriters

The underwriters and their affiliates have engaged, or may in the future engage, in commercial banking, investment banking and advisory services and other commercial dealings in the ordinary course of business with us or our affiliates, for which they have, or may in the future receive, customary fees, commissions and reimbursement of expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade indebtedness and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the

Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Matters

We expect that delivery of the Notes will be made against payment therefor on or about September 11, 2025, which will be the fifth business day following the date hereof (such settlement being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Notes offered by this prospectus supplement in any jurisdiction in which action for that purpose is required. The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriters require that the persons into whose possession this prospectus supplement comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each member state of the European Economic Area (each a “Member State”), no offer of the Notes to the public has been or will be made in that Member State, except that offers of the Notes to the public may be made in that Member State at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of Notes shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of the above provisions, the expression “an offer of Notes to the public” in relation to any Notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Notes to be offered so as to enable an investor to decide to purchase or subscribe for any Notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No offer of the Notes to the public has been or will be made in the United Kingdom, except that offers of the Notes to the public may be made in the United Kingdom at any time under the following exemptions:

•	to any legal entity which is a “qualified investor” as defined in the UK Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors, as defined in the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (the “FSMA”);

provided that no such offer of Notes shall require us or the underwriters to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

In addition, this document is only being distributed to, and is only directed at, persons in the United Kingdom that are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is available only to Relevant Persons and will only be engaged with Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

For the purposes of the above provisions, the expression “an offer of Notes to the public” in relation to any Notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Notes to be offered so as to enable an investor to decide to purchase or subscribe for any Notes, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The Notes may not be offered or sold in Hong Kong by means of any document other than:

•

in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”);

•	to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder; or

•	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance.

No advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than:

•	to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA;

•

to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

•	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the Notes under Section 275 of the SFA except:

•	to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA);

•	where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the Notes under Section 275 of the SFA except:

•	to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA);

•

where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets);

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 32.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The Notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for Webster by Davis Polk & Wardwell LLP, New York, New York. Certain legal matters related to the offering will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements of Webster Financial Corporation as of December 31, 2024 and 2023, and for each of the years in the three year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

WEBSTER FINANCIAL CORPORATION

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Units

Warrants

Webster Financial Corporation and/or one or more selling securityholders to be identified in the future may offer the securities listed above from time to time in one or more offerings. When we or any selling securityholders offer securities, you will be provided with a prospectus supplement describing the specific terms of the securities, including the price of the securities. We or any selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. You should read this prospectus and the applicable prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being delivered to you.

Our common stock is listed for trading on the New York Stock Exchange under the symbol “WBS.” We will provide information in the prospectus supplement for the trading market, if any, for any other securities we or selling securityholders may offer.

Investing in our securities involves risks. You should carefully review and consider the risk factors incorporated by reference into this prospectus, as well as any additional risk factors included in, or incorporated by reference into, the applicable prospectus supplement before buying any of our securities. See “Risk Factors” on page 6 of this prospectus.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The offered securities are not savings accounts, deposits, or other obligations of any bank or non-bank subsidiary of ours. The securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality and are subject to investment risks.

The date of this prospectus is December 14, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration statement, we may from time to time sell, either separately or together, common stock, preferred stock, debt securities, depositary shares, purchase contracts, units and warrants described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer and sell. Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We are not responsible for and can provide no assurance as to the accuracy of any other information that any other person may give you. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement, and do not constitute an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

Unless otherwise indicated or the context requires otherwise, references in this prospectus to “Webster,” the “Company,” “we,” “us,” and “our” are to Webster Financial Corporation and its consolidated subsidiaries. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, depository shares, purchase contracts, units, and warrants collectively as “offered securities.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement that contains this prospectus, including the exhibits and the information incorporated by reference, contains additional information about us and the securities, agreements and other documents described in this prospectus.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at www.sec.gov. These documents and other information we file with the SEC may also be accessed on our website at www.websterbank.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

The SEC allows us to “incorporate by reference” the information we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any information incorporated by reference into this prospectus that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus, as well as any earlier incorporated information.

Webster incorporates by reference the documents and information listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 10, 2023;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 8, 2023, August 8, 2023, and November 7, 2023, respectively;

•

our Current Reports on Form 8-K, filed with the SEC on January  11, 2023, January  26, 2023, March  3, 2023, April  5, 2023, April  20, 2023, April  28, 2023, July  20, 2023 and, October 19, 2023, respectively (except, with respect to each of the foregoing, for portions of such reports that were deemed to be furnished and not filed);

•

the audited consolidated financial statements of Sterling Bancorp and related notes as of December 31, 2021 and 2020, and for each of the fiscal years ended December  31, 2021, 2020, and 2019, which are filed as Exhibit 99.1 to our Current Report on Form 8-K/A, filed with the SEC on April  15, 2022;

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the portions of the Definitive Proxy Statement for the 2023 Annual Meeting of Shareholders, filed with the SEC on March 15, 2023, solely to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022; and

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the description of Webster’s common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December  31, 2022, filed with the SEC on March 10, 2023, as incorporated by reference into the Company’s Registration Statement on Form 8-A, filed with the SEC on December 2, 1986 (including any amendments or reports filed for the purpose of updating such descriptions) of our common stock and preferred stock.

We also incorporate by reference any additional documents that we may file with the SEC in the future under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case other than those documents or portions of those documents furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” in accordance with SEC rules), from the date of the registration statement of which this prospectus is part until the termination of the offering of the securities to be issued under the registration statement. These documents may include annual, quarterly, and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the following address or telephone number:

Webster Financial Corporation

200 Elm Street

Stamford, Connecticut 06902

(203) 578-2202

Attention: Emlen Harmon, Senior Managing Director, Investor Relations

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information included or incorporated by reference in it contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to:

•	projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items;

•	statements of plans, objectives, and expectations of Webster or its management or Board of Directors;

•	statements of future economic performance; and

•	statements of assumptions underlying such statements.

Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause our actual results to differ materially from those discussed in any forward-looking statements include, but are not limited to:

•	our ability to successfully execute our business plan and strategic initiatives, and manage any risks or uncertainties;

•	any continuation of the recent turmoil in the banking industry, including the associated impact of any regulatory changes or other mitigation efforts taken by government agencies in response;

•	volatility in Webster’s stock price due to investor sentiment, including in light of the recent turmoil in the banking industry;

•	local, regional, national, and international economic conditions, and the impact they may have on us or our customers;

•	volatility and disruption in national and international financial markets, including as a result of geopolitical conflict;

•	unforeseen events, such as pandemics or natural disasters, and any governmental or societal responses thereto;

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changes in laws and regulations, or existing laws and regulations that we become subject to, including those concerning banking, taxes, dividends, securities, insurance, and healthcare, with which we and our subsidiaries must comply;

•	adverse conditions in the securities markets that could lead to impairment in the value of our securities portfolio;

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inflation, monetary fluctuations, the possibility of a recession, and changes in interest rates, including the impact of such changes on economic conditions, customer behavior, funding costs, and our loans and leases and securities portfolios;

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possible changes in governmental monetary and fiscal policies, including, but not limited to, the Board of Governors of the Federal Reserve System (“Federal Reserve”) policies in connection with continued inflationary pressures and the ability of the U.S. Congress to increase the U.S. statutory debt limit, as needed;

•	the impact of a potential U.S. federal government shutdown;

•	the timely development and acceptance of new products and services, and the perceived value of those products and services by customers;

•	changes in deposit flows, consumer spending, borrowings, and savings habits;

•	our ability to implement new technologies and maintain secure and reliable technology systems;

•	the effects of any cyber threats, attacks or events, or fraudulent activity, including those that involve our third-party vendors and service providers;

•	performance by our counterparties and third-party vendors;

•	our ability to increase market share and control expenses;

•	changes in the competitive environment among banks, financial holding companies, and other traditional and non-traditional financial service providers;

•	our ability to maintain adequate sources of funding and liquidity;

•	changes in the level of non-performing assets and charge-offs;

•	changes in estimates of future reserve requirements based upon periodic review under relevant regulatory and accounting requirements;

•	the effect of changes in accounting policies and practices applicable to us, including impacts of recently adopted accounting guidance;

•	our inability to remediate the material weaknesses in our internal control related to ineffective information technology general controls;

•	legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; and

•	our ability to appropriately address any environmental, social, governmental, and sustainability concerns that may arise from our business activities.

Some of these and other factors are discussed in our annual and quarterly reports previously filed with the SEC. These factors could have an adverse impact on our financial position and our results of operations. All forward-looking statements in this prospectus speak only as of the date they are made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus or in the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

WEBSTER FINANCIAL CORPORATION

Webster Financial Corporation is a bank holding company and financial holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), incorporated under the laws of Delaware in 1986, and headquartered in Stamford, Connecticut. Webster Bank, National Association (“Webster Bank”), along with HSA Bank, a division of Webster Bank (“HSA Bank”), is a leading commercial bank in the Northeast that delivers a wide range of digital and traditional financial solutions to businesses, individuals, families, and partners across its three differentiated lines of business: Commercial Banking, HSA Bank, and Consumer Banking. While our core footprint spans from New York to Rhode Island and Massachusetts, certain of our businesses operate in extended geographies. HSA Bank is one of the largest providers of employee benefit solutions in the United States, which includes health savings accounts, health reimbursement arrangements, flexible spending accounts, and commuter benefits.

On January 31, 2022, Webster completed a merger with Sterling Bancorp in an all-stock transaction valued at $5.2 billion. The merger expanded our geographic footprint and combined two complementary organizations to create one of the largest commercial banks in the northeastern U.S.

Our common stock is listed on the New York Stock Exchange under the symbol “WBS”. Our principal executive offices are located at 200 Elm Street, Stamford, Connecticut 06902. Our telephone number is (203) 578-2202.

RISK FACTORS

Investing in our securities involves certain risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, which are incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities for general corporate purposes, including:

•	refinancing, reduction or repayment of debt;

•	investments in Webster Bank and our other subsidiaries as regulatory capital or to otherwise finance their activities;

•	financing of possible future acquisitions;

•	expansion of the business;

•	payment of dividends;

•	repurchase of shares of our common stock or other securities;

•	investments at the holding company level; and

•	other general corporate purposes.

We will not receive proceeds from sales of securities by selling securityholders except as otherwise stated in an applicable prospectus supplement.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering. Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds, we expect to temporarily invest the proceeds from the sale of offered securities in short-term obligations, which may include securities or held in deposits of our affiliated banks.

DESCRIPTION OF DEBT SECURITIES

General

The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any debt securities to be offered in greater detail and may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to the particular debt securities being offered differs from the general description in this prospectus, you should rely on the information in the prospectus supplement. Please note that in this section titled “Description of Debt Securities,” references to “Webster,” “we,” “our,” and “us” refer solely to Webster Financial Corporation as the issuer of the applicable series of debt securities and not to any subsidiaries, unless the context requires otherwise.

We may offer and issue, in one or more series, senior debt securities and/or subordinated debt securities, which in each case will be unsecured, direct, general obligations of Webster.

The senior debt securities will rank equally with all our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in priority of payment to senior debt securities of Webster, as described below under “—Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any subordinated debt securities that we may offer. For purposes of the descriptions under the heading “—Description of Senior Debt Securities and Subordinated Debt Securities,” we may refer to the senior debt securities and the subordinated debt securities collectively as the “debt securities.” The debt securities will be effectively subordinated to the creditors and preferred equity holders of our subsidiaries.

We will issue senior debt securities under a senior debt indenture and subordinated debt securities under a separate subordinated debt indenture. Provisions relating to the issuance of debt securities may also be set forth in a supplemental indenture to either of the indentures. For purposes of the descriptions under the heading “—Description of Senior Debt Securities and Subordinated Debt Securities,” we may refer to the senior debt indenture and the subordinated debt indenture and any related supplemental indentures, as “an indenture” or, collectively, as “the indentures.” The indentures will be qualified under and governed by the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

Each indenture will be between Webster and a trustee that meets the requirements of the Trust Indenture Act. We expect that each indenture will provide that there may be more than one trustee under that indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities and, in that event, we may appoint a successor trustee. Except as otherwise provided in the indenture or supplemental indenture, any action permitted to be taken by a trustee may be taken by that trustee only with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.

The descriptions under the heading “—Description of Senior Debt Securities and Subordinated Debt Securities” relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. A form of the senior debt indenture and a form of the subordinated debt indenture under which we may issue our senior debt securities and subordinated debt securities, respectively, and the forms of the debt securities, have been filed with the SEC as exhibits to the registration statement that includes this prospectus and will be available as described under the heading “Where You Can Find More Information” above. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

The terms and conditions described under this heading are terms and conditions that apply generally to the debt securities. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. Those terms may differ from the terms summarized below.

Except as set forth in the applicable indenture or in a supplemental indenture and described in an applicable prospectus supplement, the indentures do not limit the amount of debt securities we may issue under the indentures. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or supplemental indenture and described in the applicable prospectus supplement, we may, from time to time, reopen any series and issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional notes issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series.

Terms of Debt Securities to be Included in the Prospectus Supplement

The prospectus supplement relating to any series of debt securities that we may offer will set forth the price or prices at which the debt securities will be offered, and will contain the specific terms of the debt securities of that series. These terms may include, without limitation, the following:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	the amount of debt securities issued and any limit on the amount that may be issued;

•	the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be issued;

•	if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;

•	the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities will be payable and any rights of extension;

•	the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest, if any;

•

the date or dates from which any interest will accrue and the date or dates on which any interest will be payable, the regular related record dates and whether we may elect to extend or defer such interest payment dates;

•	the place or places where payments will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;

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the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;

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our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

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the currency or currencies in which the debt securities may be purchased, are denominated and are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions, including whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

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whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;

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any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the applicable indenture;

•	whether the debt securities will be issued in certificated or book-entry form;

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whether the debt securities will be in registered or bearer form or both and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof, and, if in bearer form, their denominations, if other than $5,000, and the related terms and conditions;

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if the debt securities will be issuable only in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on which the series of debt securities may be defeased;

•	whether and the extent to which the debt securities will be guaranteed, any guarantors and the form of any guarantee;

•	whether the debt securities can be converted into or exchanged for other securities of Webster, and the related terms and conditions;

•	in the case of subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;

•	whether the debt securities will be sold as part of units consisting of debt securities and other securities;

•	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;

•	any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities; and

•	any other terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We may offer and sell our debt securities at a substantial discount below their stated principal amount. These debt securities may be original issue discount securities, which means that less than the entire principal amount of the original issue discount securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

We may issue debt securities with a fixed interest rate or a floating interest rate. Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

Except as set forth in the applicable indenture or in a supplemental indenture, the applicable indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving Webster . The applicable indenture may contain provisions that would afford debt security holders protection in the event of a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of Webster that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

For purposes of the descriptions under the heading “—Description of Senior Debt Securities and Subordinated Debt Securities”:

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“subsidiary” means a corporation or a partnership or a limited liability company a majority of the outstanding voting stock or partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by Webster or by one or more other subsidiaries of Webster. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency; and

•	“significant subsidiary” means any subsidiary of Webster that is a “significant subsidiary,” within the meaning of Regulation S-X promulgated by the SEC under the Securities Act.

Ranking

Senior Debt Securities

Payment of the principal of and premium, if any, and interest on debt securities we issue under the senior debt indenture will rank equally with all of our unsecured and unsubordinated debt.

Subordination of Subordinated Debt Securities

To the extent provided in the subordinated debt indenture and any supplemental indenture, and as described in the prospectus supplement describing the applicable series of subordinated debt securities, the payment of the principal of and premium, if any, and interest on any subordinated debt securities, including amounts payable on any redemption or repurchase, will be subordinated in right of payment and junior to senior debt, which is defined below. If there is a distribution to creditors of Webster in a liquidation or dissolution of Webster, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Webster , the holders of senior debt will first be entitled to receive payment in full of all amounts due on the senior debt (or provision shall be made for such payment in cash) before any payments may be made on the subordinated debt securities. Because of this subordination, general creditors of Webster may recover more, ratably, than holders of subordinated debt securities in the event of a distribution of assets upon insolvency.

The supplemental indenture will set forth the terms and conditions under which, if any, we will not be permitted to pay principal, premium, if any, or interest on the related subordinated debt securities upon the occurrence of an event of default or other circumstances arising under or with respect to senior debt.

The indentures will place no limitation on the amount of senior debt that we may incur. We expect to incur from time to time additional indebtedness constituting senior debt, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.

“Senior debt” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to Webster, on, or substantially similar payments we will make in respect of the following categories of debt, whether that debt is outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed:

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“existing senior debt,” which, as of September 30, 2023, means indebtedness of Webster in the amount of (i) $132.6 million evidenced by 4.375% senior fixed rate notes due February 15, 2024 and (ii) $329.4 million evidenced by 4.100% senior fixed-rate notes due March 25, 2029;

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other indebtedness of Webster evidenced by notes, debentures, or bonds or other securities issued under the provisions of any indenture, fiscal agency agreement, note purchase agreement or other agreement, including the senior debt securities that may be offered by means of this prospectus and one or more prospectus supplements;

•	indebtedness of Webster for money borrowed or represented by purchase-money obligations, as defined below;

•	our obligations as lessee under leases of property either made as part of a sale and leaseback transaction to which we are a party or otherwise;

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indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures that is included in the Company’s consolidated financial statements;

•	reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;

•	obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements;

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all our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and

•	deferrals, renewals or extensions of any of the indebtedness or obligations described in the eight clauses above.

However, “senior debt” excludes:

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any indebtedness, obligation or liability referred to in the nine clauses above as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that the indebtedness, obligation or liability is not senior in right of payment to subordinated debt securities or ranks equally with the subordinated debt securities,

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any indebtedness, obligation or liability that is subordinated to indebtedness of Webster to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, and, unless expressly provided in the terms thereof and,

•	any indebtedness of Webster to its subsidiaries.

As used above, the term “purchase-money obligations” means indebtedness, obligations or guarantees evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, and any deferred obligation for the payment of the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable. There will not be any restrictions in an indenture relating to subordinated debt securities upon the creation of additional senior debt.

The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series. The applicable prospectus supplement or the information incorporated by reference in the applicable prospectus supplement or in this prospectus will describe as of a recent date the approximate amount of our senior debt outstanding as to which the subordinated debt securities of that series will be subordinated.

Structural Subordination

Because Webster is a holding company, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent on distributions and other payments of earnings and other funds by our subsidiaries to us. The payment of dividends and other distributions by our subsidiaries is contingent on their earnings and is subject to the requirements of federal banking regulations and other restrictions. In addition, the debt securities will be structurally subordinated to all indebtedness and other liabilities of Webster’s subsidiaries, since any right of Webster to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors. If Webster itself is recognized as a creditor of that subsidiary, the claims of Webster would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by Webster. Claims from creditors (other than us) on subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings. Any capital loans that we make to Webster Bank would be subordinate in right of payment to deposits and to other indebtedness of the bank.

Conversion or Exchange of Debt Securities

The applicable prospectus supplement will set forth the terms, if any, on which a series of debt securities may be converted into or exchanged for our other securities. These terms will include whether conversion or exchange is mandatory, or is at our option or at the option of the holder. We will also describe in the applicable prospectus supplement how we will calculate the number of securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price and other terms related to conversion and any anti-dilution protections.

Redemption of Securities

We may redeem the debt securities at any time, in whole or in part, at the prescribed redemption price, at the times and on the terms described in the applicable prospectus supplement.

From and after notice has been given as provided in the indentures, if we have made available funds for the redemption of any debt securities called for redemption on the applicable redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notice of any optional redemption by us of any debt securities is required to be given to holders at their addresses, as shown in the security register. The notice of redemption will be required to specify, among other items, the redemption price and the principal amount of the debt securities held by the holder to be redeemed.

If we elect to redeem debt securities, we will be required to notify the trustee of the aggregate principal amount of debt securities to be redeemed and the redemption date. If fewer than all the debt securities are to be redeemed, the trustee is required to select the debt securities to be redeemed equally, by lot or in a manner it deems fair and appropriate.

Denomination, Interest, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities (i) in denominations of $1,000 or integral multiples of $1,000 if the debt securities are in registered form and (ii) in denominations of $5,000 if the debt securities are in bearer form.

Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and applicable premium, if any, and interest on any series of debt securities at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, we may pay interest by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities or by wire transfer of funds to that person at an account maintained within the United States.

Any defaulted interest, which means interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, will immediately cease to be payable to the registered holder on the applicable regular record date by virtue of his having been the registered holder on such date. We may pay defaulted interest either to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which is to be given to the holder of the debt security not less than ten days before the special record date, or at any time in any other lawful manner, all as more completely described in the applicable indenture or supplemental indenture.

Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities. If the applicable prospectus supplement refers to any transfer agent, in addition to the applicable trustee, initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

If we redeem the debt securities of any series, neither we nor any trustee will be required to:

•

issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	register the transfer of, or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•	issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository or with a nominee for a depository identified in the applicable prospectus supplement relating to that series. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.

Our obligations with respect to the debt securities, as well as the obligations of the applicable trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

The prospectus supplement for a series of debt securities will list the special situations, if any, in which a global security will terminate and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

Merger, Consolidation or Sale of Assets

We will not be permitted to consolidate with or merge into any other entity, or sell, lease, transfer or convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity and no other entity will consolidate with or merge into us, or sell, lease, transfer or convey all or substantially all of its properties and assets to us unless:

(1) either:

•	Webster is the continuing entity, or

•

the successor entity, if other than Webster, formed by or resulting from any consolidation or merger, or which has received the transfer of Webster’s assets, expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indentures, and

(2) immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of Webster or any subsidiary as a result of that transaction as having been incurred by Webster or a subsidiary at the time of the transaction, no event of default under the indentures or supplemental indentures, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing;

provided, however, that the conditions described in (1) and (2) above will not apply to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries.

Except as provided in this prospectus or as may otherwise be provided in the applicable prospectus supplement, the indenture and the terms of the debt securities will not contain any event risks or similar covenants that are intended to afford protection to holders of any debt securities in the event of a merger, a highly leveraged transaction or other significant corporate event involving us or our subsidiaries, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Additional Covenants and/or Modifications to the Covenant Described Above

Any additional covenants of Webster and/or modifications to the covenant described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable indenture or supplemental indenture and described in the prospectus supplement relating to that series of debt securities.

Unless the applicable prospectus supplement indicates otherwise, the subordinated indenture does not contain the restrictive covenant stated above, nor does it contain any other provision that restricts us from, among other things:

•	incurring or becoming liable on any secured or unsecured senior indebtedness or general obligations; or

•	paying dividends or making other distributions on our capital stock; or

•	purchasing or redeeming our capital stock; or

•	creating any liens on our property for any purpose.

Events of Default, Waiver and Notice

Events of Default.

The events of default with respect to any series of debt securities issued under it, subject to any modifications or deletions provided in any supplemental indenture with respect to any specific series of debt securities, include the following events:

failure to pay any installment of interest or any additional amounts payable on any debt security of the series for 30 days;

•	failure to pay principal of, or premium, if any, on, any debt security of the series when due, whether at maturity, upon redemption, by declaration or acceleration of maturity or otherwise;

•	default in making any sinking fund payment when due, for any debt security of the series;

•

default in the performance or breach of any other covenant or warranty of Webster contained in the applicable indenture, other than a covenant added to the indenture solely for the benefit of any other series of debt securities issued under that indenture, continued for 90 days after written notice as provided in the applicable indenture;

•	specific events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Webster or any significant subsidiary or either of their property; and

•	any other event of default provided with respect to a particular series of debt securities.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every case other than in the case described in the fifth bullet above, in which case acceleration will be automatic, the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in the terms of that series, of all the debt securities of that series to be due and payable immediately by written notice to us, and to the applicable trustee if given by the holders. At any time after a declaration of acceleration has been made with respect to debt securities of a series, or of all debt securities then outstanding under any indenture, as the case may be, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, however, the holders of not less than a majority in principal amount of the outstanding debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may annul the declaration of acceleration and waive any default in respect of those debt securities if:

•

we have deposited with the applicable trustee all required payments due otherwise than by acceleration of the principal of, and premium, if any, and interest on the debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, plus specified fees, expenses, disbursements and advances of the applicable trustee, and

•

all events of default, other than the non-payment of all or a specified portion of the accelerated principal, with respect to debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, have been cured or waived as provided in the applicable indenture.

Waiver

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may waive any past default with respect to that series and its consequences, except a default:

•	in the payment of the principal of, or premium, if any, or interest on any debt security of that series, or

•

in respect of a covenant or provision contained in the applicable indenture that, by the terms of that indenture, cannot be modified or amended without the consent of each affected holder of an outstanding debt security.

Notice

Each trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived; but the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities or in the payment of any sinking fund installment in respect of the debt securities, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the indentures or for any remedy under the indentures, except in the case of failure of the applicable trustee, for 60 days, to act after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to the trustee, and provided that no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority of the outstanding debt securities of that series. However, any holder of debt securities is not prohibited from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on the debt securities at their respective due dates.

Subject to the trustee’s duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under that indenture, unless the holders offer to the trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under an indenture, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the applicable indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of debt securities of that series not joining in the direction.

Within 180 days after the end of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status of the default.

Modification of the Indentures

Except as otherwise specifically provided in the applicable indenture, with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under that indenture that are affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such indenture or of modifying in any manner the rights of the holders under debt securities issued under such indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment, except as described in the prospectus supplement relating to such debt security:

•	extend the stated maturity of the principal of, or any installment of interest or any additional amounts, or the premium, if any, on, any debt security,

•

reduce the principal amount of, or the rate or amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security,

•	extend the time of payment of interest on any debt security or any additional amounts,

•	change any of the conversion, exchange or redemption provisions of any debt security,

•	change the place of payment, or the coin or currency for payment, of principal, or premium, if any, including any amount in respect of original issue discount or interest on any debt security,

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or for the conversion or exchange of any debt security in accordance with its terms,

•

release any guarantors from their guarantees of the debt securities, or, except as contemplated in any supplemental indenture, make any change in a guarantee of a debt security that would adversely affect the interests of the holders of those debt securities,

•	in the case of subordinated debt securities, modify the ranking or priority of the securities,

•

reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with specific provisions of or certain defaults and consequences under the applicable indenture, or to reduce the quorum or voting requirements set forth in the applicable indenture, or

•

modify any of the provisions relating to the waiver of specific past defaults or specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment will have the right to waive compliance by Webster with specific covenants in the indenture.

Webster and the respective trustee may modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:

•

to evidence the succession of another person to Webster as obligor under the indenture or to evidence the addition or release of any guarantor in accordance with the indenture or any supplemental indenture;

•	to add to the covenants of Webster for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Webster in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize specific terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to change or eliminate any provisions of an indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

•	to secure or provide for the guarantee of the debt securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•	to cure any ambiguity or correct any inconsistency in an indenture provided that the cure or correction does not adversely affect the holders of the debt securities;

•

to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the supplement does not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series;

•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities;

•	to conform any provision in an indenture to the requirements of the Trust Indenture Act; or

•	to make any change that does not adversely affect the legal rights under an indenture of any holder of debt securities of any series issued under that indenture.

In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities:

•

the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal of that original issue discount security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that original issue discount security;

•

the principal amount of any debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount, or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in the immediately preceding bullet point;

•

the principal amount of an indexed security that is deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security under the applicable indenture; and

•	debt securities owned by Webster or any other obligor upon the debt securities or any affiliate of Webster or of any other obligor are to be disregarded.

Discharge, Defeasance and Covenant Defeasance

Discharge

We may be permitted under the applicable indenture to discharge specific obligations to holders of any series of debt securities (i) that have not already been delivered to the applicable trustee for cancellation and (ii) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, money or funds certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, on and interest on the debt securities.

Defeasance and Covenant Defeasance

If the provisions in that indenture relating to defeasance and covenant defeasance are made applicable to the debt securities of or within any series, we may elect either:

•

defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

•

covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the applicable indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with its obligations will not constitute an event of default with respect to the debt securities; in either case upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in currency or currencies or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on the debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.

A trust will only be permitted to be established if, among other things:

•

we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

•	no event of default or any event that after notice or lapse of time or both would be an event of default has occurred;

•

the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Webster is a party or by which it is bound;

•	certain other provisions set forth in the indenture are met;

•

we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with; and

•

in the case of the subordinated debt indenture, no event or condition will exist that, pursuant to certain provisions described under “—Subordination of Subordinated Debt Securities” would prevent Webster from making payments of principal of and premium, if any, and interest on the subordinated debt securities at the date of the irrevocable deposit referred to above.

In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Option to Extend Interest Payment Period

If indicated in the applicable prospectus supplement, we will have the right, as long as no event of default under the applicable series of debt securities has occurred and is continuing, at any time and from time to time during the term of the series of debt securities to defer the payment of interest on one or more series of debt securities for the number of consecutive interest payment periods specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement, provided that no extension period may extend beyond the stated maturity of the debt securities. Material United States federal income tax consequences and special considerations applicable to these debt securities will be described in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, at the end of the extension period, we will pay all interest then accrued and unpaid together with interest on accrued and unpaid interest compounded semiannually at the rate specified for the debt securities to the extent permitted by applicable law. However, unless otherwise indicated in the applicable prospectus supplement, during the extension period neither we nor any of our subsidiaries may:

•	declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than:

•

purchases of our capital stock in connection with any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock,

•

in connection with the reclassifications of any class or series of our capital stock, or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock,

•	the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged,

•	dividends or distributions in our capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock, or

•	any non-cash dividends declared in connection with the implementation of a shareholder rights plan by us;

•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem, any debt securities issued by us that rank equally with or junior to the debt securities; or

•	make any guarantee payments regarding the foregoing.

Prior to the termination of any extension period, as long as no event of default under the applicable indenture has occurred and is continuing, we may further defer payments of interest, subject to the above limitations set forth in this section, by extending the interest payment period; provided, however, that, the extension period, including all previous and further extensions, may not extend beyond the maturity of the debt securities. Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the terms set forth in this section. No interest during an extension period, except at the end of the extension period, will be due and payable, but we may prepay at any time all or any portion of the interest accrued during an extension period.

We do not currently intend to exercise our right to defer payments of interest by extending the interest payment period on the senior debt securities or the subordinated debt securities. We will give the holders of these debt securities notice of our selection of an extension period at least two business days before the earlier of (i) the next succeeding interest payment date or (ii) the date upon which we are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of such debt securities of the record or payment date of the related interest payment.

Regarding the Trustees

We will designate the trustee under the senior and subordinated indentures in a prospectus supplement. From time to time, we may enter into banking or other relationships with any of such trustees or their affiliates.

There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series.

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Governing Law

The senior debt securities, the subordinated debt securities and the related indentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF COMMON STOCK

The following description is a general summary of the terms of our common stock. The description below does not purport to be complete and is subject to and qualified in its entirety by reference to our Fourth Amended & Restated Certificate of Incorporation, as further amended by the Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation effective as of January 31, 2022 (the “Certificate of Incorporation”), our Bylaws (as amended, effective March 15, 2020, and as further amended by the Bylaw Amendment effective as of January 31, 2022) (the “Bylaws”), and applicable Delaware law.

The description herein does not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our Certificate of Incorporation, Bylaws, and the applicable provisions of the Delaware General Corporation Law (“DGCL”) and federal law governing bank holding companies because they, and not the summaries, define the rights of holders of shares of our common stock. You can obtain copies of our Certificate of Incorporation and Bylaws by following the directions under the heading “Where You Can Find More Information.”

General

Our Certificate of Incorporation provides the authority to issue 400,000,000 shares of common stock, par value $0.01 per share. At December 8, 2023, there were 182,778,045 shares of common stock issued and we had outstanding stock options granted to directors, officers and other employees for 10,972 shares of our common stock. Also at December 8, 2023, we had no issued and outstanding warrants to purchase shares of our common stock.

Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. Our common stock is non-withdrawable capital, is not of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other governmental entity.

Voting Rights

Holders of our common stock are entitled to one vote per share on each matter properly submitted to stockholders for their vote, including the election of directors. Holders of our common stock do not have the right to cumulate their votes for the election of directors, which means that the holders of more than 50% of the shares of common stock voting for the election of directors can elect 100% of the directors standing for election at any meeting if they choose to do so. In that event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to our board of directors at that meeting.

Liquidation Rights

The holders of our common stock and the holders of any class or series of stock entitled to participate with the holders of our common stock as to the distribution of assets in the event of any liquidation, dissolution or winding-up of Webster, whether voluntary or involuntary, will become entitled to participate equally in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities and after we have paid, or set aside for payment, to the holders of any class of stock having preference over the common stock in the event of liquidation, dissolution or winding-up, the full preferential amounts, if any, to which they are entitled.

Dividends

The holders of our common stock and any class or series of stock entitled to participate with the holders of our common stock are entitled to receive dividends declared by our board of directors out of any assets legally available for distribution. The board may not declare, and we may not pay, dividends or other distributions, unless we have paid or the board has declared or set aside all accumulated dividends and any sinking fund, retirement fund or other retirement payments on any class of stock having preference as to payments of dividends over our common stock. As a holding company, our ability to pay distributions is affected by the ability of our subsidiaries to pay dividends. The ability of our bank subsidiary, and our ability, to pay dividends in the future is, and could in the future be further, influenced by bank regulatory requirements and capital guidelines.

Miscellaneous

The holders of our common stock have no preemptive or conversion rights for any shares that may be issued. Our common stock is not subject to additional calls or assessments, and all shares of our common stock currently outstanding are fully paid and nonassessable. All shares of common stock offered pursuant to a prospectus supplement, or issuable upon conversion, exchange or exercise of the preferred stock or other convertible securities, will, when issued, be fully paid and non-assessable, which means that the full purchase price of the shares will have been paid and the holders of the shares will not be assessed any additional monies for the shares.

Some Important Charter Provisions

Any amendment to our Certificate of Incorporation must be approved by at least two-thirds of our board of directors at a duly constituted meeting called for that purpose and also by stockholders by the affirmative vote of at least a majority of the shares entitled to vote thereon at a duly called annual or special meeting; provided, however, that approval by the affirmative vote of at least two-thirds of the shares entitled to vote is required to amend the provisions regarding amendment of our Certificate of Incorporation, directors, Bylaws, approval for acquisitions of control and offers to acquire control, criteria for evaluating offers, the calling of special meetings of stockholders, greenmail, and stockholder action by written consent. In addition, the provisions regarding business combinations may be amended only by the affirmative vote of at least 80% of the shares entitled to vote on the matter. Our Bylaws may be amended by the affirmative vote of at least two-thirds of the board of directors or by stockholders by the affirmative vote of at least two-thirds of the total votes eligible to be voted, at a duly constituted meeting called for that purpose.

Our Certificate of Incorporation also provides that no individual, firm, corporation or other entity may, alone or based on shared power, make any offer to buy or acquire, any solicitation of an offer to sell, any tender offer for, or any request or invitation for tender of, 10% or more of our outstanding shares of capital stock generally entitled to vote for directors without either:

(1)	receiving the approval of at least two-thirds of our directors then in office; or

(2)	obtaining approval from the appropriate federal regulatory authorities pursuant to applicable laws and regulations.

Our Certificate of Incorporation requires that business combinations between Webster or any majority-owned subsidiary of Webster and a 10% or more stockholder or its affiliates or associates, referred to collectively in this section as the “interested stockholder,” be approved either by:

(1)	at least 80% of the total number of outstanding shares of capital stock entitled to vote generally in the election of directors;

(2)

at least two-thirds of our continuing directors, which means those directors unaffiliated with the interested stockholder and serving before the interested stockholder became an interested stockholder; or

(3)	meet specified price and procedure requirements that provide for consideration per share generally equal to or greater than that paid by the interested stockholder when it acquired its block of stock.

The types of business combinations with an interested stockholder covered by this provision include:

•	any merger, consolidation or share exchange

•	any sale, lease, exchange, mortgage, pledge or other transfer of assets other than in the usual and regular course of business;

•	any issuance or transfer of equity securities having an aggregate market value in excess of 5% of the aggregate market value of our outstanding shares;

•	the adoption of any plan or proposal of liquidation proposed by or on behalf of an interested stockholder; or

•

any reclassification of securities, recapitalization of Webster or any merger or consolidation of Webster with any of its subsidiaries or any other transaction that has the effect of increasing the proportionate ownership of the interested stockholder.

These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Webster.

Our Certificate of Incorporation excludes our employee stock purchase plans and other employee benefit plans from the definition of interested stockholder.

Since the terms of our Certificate of Incorporation and Bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our Certificate of Incorporation and Bylaws. If you would like to read our Certificate of Incorporation and Bylaws, you may request a copy from us by following the directions under the heading “Where You Can Find More Information.”

NYSE Listing

Our common stock is listed on the New York Stock Exchange under the symbol “WBS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, LLC.

DESCRIPTION OF PREFERRED STOCK

The following description is a general summary of the terms of the preferred stock that we may issue. The description below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation, and the applicable certificate of designation to our Certificate of Incorporation, determining the terms of the related series of preferred stock and our Bylaws, as amended, each of which we will make available upon request. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our Certificate of Incorporation, the applicable certificate of designation and our Bylaws because they, and not the summaries, define your rights as holders of shares of our preferred stock.

General

We are authorized to issue 3,000,000 shares of preferred stock, par value $0.01 per share. As of December 8, 2023, 6,000 shares of 5.25% Series F Non-Cumulative Perpetual Preferred Stock (“Series F Preferred Stock”) and 135,000 shares of 6.50% Series G Non-Cumulative Perpetual Preferred Stock (“Series G Preferred Stock”) were issued and outstanding. On December 12, 2017, we closed on a public offering of 6,000,000 depositary shares, which each represent 1/1000th ownership interest in a share of our outstanding Series F Preferred Stock. Additionally, in connection with the Sterling Bancorp (“Sterling”) merger, on January 31, 2022, the Company registered and issued 5,400,000 depositary shares, each representing 1/40th interest in a share of our outstanding Series G Preferred Stock. The Series G Preferred Stock ranks on parity with the Series F Preferred Stock and senior to our common stock, with respect to the payment of dividends and distributions upon the liquidation, dissolution, or winding-up of the Company. For information relating to the rights, preferences and other terms of our Series F Preferred Stock and our Series G Preferred Stock, see Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated in this prospectus by reference.

Our Certificate of Incorporation, subject to limitations prescribed in our Certificate of Incorporation and subject to limitations prescribed by Delaware law, authorizes the board of directors, from time to time by resolution or duly authorizing committee of the board and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As a result of its broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, the board of directors could adversely affect the voting power of the holders of common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of Webster.

Terms of the Preferred Stock That We May Offer and Sell to You

You should refer to the prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

•	the title and stated value of the preferred stock being offered;

•	the number of shares of preferred stock being offered, their liquidation preference per share and their purchase price;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock being offered will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock being offered;

•	the provisions for a sinking fund, if any, for the preferred stock being offered;

•	the provisions for redemption, if applicable, of the preferred stock being offered;

•	any listing of the preferred stock being offered on any securities exchange or market;

•

the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange price, or the manner of calculating the conversion or exchange price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

•	voting rights, if any, of the preferred stock being offered;

•	whether interests in the preferred stock being offered will be represented by depositary shares and, if so, the terms of those shares;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Webster;

•

any limitations on the issuance of any class or series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Webster; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock being offered.

Ranking

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of Webster, rank:

•	senior to all classes or series of our common stock and to all equity securities the terms of which specifically provide that the equity securities rank junior to the preferred stock being offered;

•	equally with all equity securities issued by us other than those referred to in the first and last bullet points of this subheading; and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities rank senior to the preferred stock being offered.

For purposes of this subheading, the term “equity securities” does not include convertible debt securities.

Distributions

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to stockholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors.

Distributions on any class or series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a distribution payable on a distribution payment date on any class or series of preferred stock for which distributions are non-cumulative, then the holders of that class or series of preferred stock will have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and we will have no obligation to pay the distribution accumulated for that period, whether or not distributions on that series are declared payable on any future distribution payment date.

If any shares of the preferred stock of any class or series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of the class or series for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to class or series of preferred stock means that:

•

if the class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period, or

•

if the class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking equally as to dividends with the preferred stock of the class or series, all dividends declared upon shares of preferred stock of the class or series and any other class or series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the class or series and the other class or series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the class or series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other class or series of preferred stock bear to each other. No interest, sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the class or series that may be in arrears.

Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Webster, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior or equally with the preferred stock of the class or series as to dividends or upon liquidation, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the class or series as to dividends or upon liquidation, dissolution or winding-up of Webster be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Webster.

Any dividend payment made on shares of a class or series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the class or series that remains payable.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.

The prospectus supplement relating to a class series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon, which will not, if the preferred stock does not have a cumulative dividend, include an accumulation in respect of unpaid dividends for prior dividends periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of the preferred stock may provide that, if no stock will have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless provided otherwise for any class or series of preferred stock, unless all required dividends are paid:

•	no shares of the applicable class or series of preferred stock will be redeemed unless all outstanding shares of preferred stock of the class or series are simultaneously redeemed, and

•

we will not purchase or otherwise acquire directly or indirectly any shares of the applicable class or series of preferred stock, except by conversion into or exchange for stock of Webster ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Webster, provided, however, that the above restrictions will not prevent the purchase or acquisition of shares of preferred stock of the class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of the class or series.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Webster, then, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of Webster, the holders of each series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. If, upon the voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions will have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

For those purposes, the consolidation or merger of Webster with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of Webster, will not be deemed to constitute a liquidation, dissolution or winding up of Webster.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law, or as otherwise provided in the certificate of designation or the resolutions establishing such series and as indicated in the applicable prospectus supplement.

Under the Delaware General Corporation Law, holders of outstanding shares of a series of preferred stock may be entitled to vote as a separate class on a proposed amendment to the terms of that series of preferred stock or our Certificate of Incorporation, if the amendment would:

(1)	increase or decrease the aggregate number of authorized shares of that series of preferred stock,

(2)	increase or decrease the par value of the shares of that series of preferred stock, or

(3)

alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, in which case the approval of the proposed amendment would require the affirmative vote of at least a majority of the outstanding shares of that series of preferred stock.

Conversion Rights

The terms and conditions, if any, upon which any class or series of preferred stock are convertible into or exchangeable for other securities or rights of Webster or other issuers, including, without limitation, common stock, debt securities or another series of preferred stock, or any combination of the foregoing, will be set forth in the applicable prospectus supplement relating to the preferred stock. The terms will include the name of the issuer of the other securities or rights and the number or principal amount of the securities or rights into which the shares of preferred stock are convertible or exchangeable, the conversion or exchange price or rate or the manner of calculating the price, the conversion or exchange date(s) or period(s), provisions as to whether conversion or exchange will be at the option of the holders of the preferred stock or at Webster’s or other issuer’s option, the events requiring an adjustment of the conversion or exchange price or rate and provisions affecting conversion or exchange in the event of the redemption of the series of preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for the preferred stock is Broadridge Corporate Issuer Solutions, LLC.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the applicable prospectus supplements, summarizes certain terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. The following summary relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be those set forth in the applicable deposit agreement and summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.

Specific deposit agreements and depositary receipts will contain additional important terms and provisions and will be incorporated by reference into the registration statement that includes this prospectus before we issue any depositary shares. The descriptions herein and in the applicable prospectus supplement do not restate those agreements and receipts in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable deposit agreement and deposit certificate because they, and not the summaries, define your rights as holders of the depositary shares. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of depositary shares or depositary share units and will be available as described under the heading “Where You Can Find More Information” above.

General

We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any. We will enter into a deposit agreement with a depositary, which will be named in the related prospectus supplement.

In order to issue depositary shares, we will issue preferred stock and immediately deposit these shares with the depositary. The depositary will then issue depositary receipts in accordance with the terms of the deposit agreement to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.

We issued 6,000,000 depositary shares in a public offering, which each represent 1/1000th ownership interest in a share of our outstanding Series G Preferred Stock. Additionally, in connection with the Sterling merger, we issued and registered 5,400,000 depositary shares, each representing 1/40th interest in a share of our outstanding Series G Preferred Stock. The depositary shares representing our Series G Preferred Stock and our Series G Preferred Stock both trade on the New York Stock Exchange under the ticker symbols “WBS-PrF” and “WBS-PrG”. For information relating to the depositary shares for our Series F Preferred Stock and for our Series G Preferred Stock, see Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated in this prospectus by reference.

Dividends and Other Distributions

The depositary will distribute all cash and non-cash dividends and distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold. In the case of non-cash distributions, the depositary may determine that it is not feasible to make the distribution. If so, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Redemption of Depositary Shares

If we redeem the series of preferred stock that underlies the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the depositary shares, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders will surrender their depositary receipts to the depositary.

Voting the Preferred Stock

We will notify the depositary about any meeting at which the holders of preferred stock are entitled to vote, and the depositary will mail the information to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will vote the preferred stock represented by the depositary shares in accordance with these instructions, provided the depositary receives these instructions sufficiently in advance of the meeting. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Withdrawal of Preferred Stock

When a holder surrenders depositary receipts at the corporate trust office of the depositary, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder cannot “re-deposit” these shares of preferred stock with the depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

Amendment and Termination of the Deposit Agreement

Webster and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the depositary receipt and any provisions of the deposit agreement. However, if an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least a majority of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. However, subject to any conditions in the deposit agreement or applicable law, no amendment can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.

We can terminate the deposit agreement at any time, as long as the depositary mails notice of termination to the record holders of depositary shares then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the depositary shall deliver to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts, together with any other property held by the depositary with respect to such depositary receipt.

Charges of Depositary

We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed that are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering written notice of its decision to us. We may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company that has its principal office in the United States and has a combined capital and surplus of at least $50,000,000.

Miscellaneous

We will be required to furnish certain information to the holders of the preferred stock underlying any depositary shares. The depositary, as the holder of the underlying preferred stock, will forward any report or information it receives from us to the holders of depositary shares.

Neither the depositary nor Webster will be liable if its ability to perform its obligations under the deposit agreement is prevented or delayed by law or any circumstance beyond its control. Both Webster and the depositary will be obligated to use their best judgment and to act in good faith in performing their respective duties under the deposit agreement. Each of Webster and the depositary will be liable only for gross negligence and willful misconduct in performing their duties under the deposit agreement. They will not be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless they receive what they, in their sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. Webster and the depositary will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party’s risk to a satisfactory and customary level. Webster and the depositary may rely on the advice of legal counsel or accountants of their choice. They may also rely on information provided by persons they believe, in good faith, to be competent, and on documents they believe, in good faith, to be genuine.

The applicable prospectus supplement will identify the depositary’s corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

Title

Webster, each depositary and any agent of Webster or the applicable depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our debt securities, common stock or preferred stock or units of two or more of these types of securities, which are collectively referred to in this prospectus as “underlying warrant securities”. We may issue warrants independently or together with any underlying warrant securities and such warrants may be attached to or separate from those underlying warrant securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as more fully described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. As of December 14, 2023, no warrants to purchase shares of our common stock were issued and outstanding.

The applicable prospectus supplement will contain a description of the following terms:

•	the title of the warrants;

•	the designation, amount and terms of the underlying warrant securities for which the warrants are exercisable;

•	the designation and terms of the underlying warrant securities, if any, with which the warrants are to be issued and the number of warrants issued with each underlying warrant security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the underlying warrant securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•

the currency or currencies (including composite currencies), and/or the securities (if any), in which the exercise price of the warrants may be payable; and, if the exercise price is payable in whole or in part with securities, the basis for determining the amount or number of such securities to be provided as such payment;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms, including terms, procedures and limitations relating to the exercise and exchange of the warrants.

Exercise of Warrants

Each warrant will entitle its holder to purchase, for cash and/or securities (as will be specified in the applicable prospectus supplement), the amount or number of debt securities, shares of preferred stock, or shares of common stock, at the exercise price, as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Holders of warrants may exercise their respective warrants as set forth in the prospectus supplement relating to such warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the underlying warrant securities purchasable upon exercise of the warrants. If a holder exercises less than all of the warrants represented by the warrant certificate, the warrant agent will issue a new warrant certificate for the remaining warrants.

Prior to the exercise of any warrants to purchase debt securities or other securities, including shares of preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities or other securities, including shares of preferred stock or common stock purchasable upon exercise, including:

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in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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in the case of warrants for the purchase of shares of preferred stock or shares of common stock, the right to vote or to receive any payments of dividends on the shares of preferred stock or common stock purchasable upon exercise.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable warrant agreement and warrant certificate relating to the warrants because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, we may issue purchase contracts obligating holders to purchase from Webster, and obligating Webster to sell to the holders, a number of debt securities, shares of our common stock, or preferred stock or depositary shares or warrants, at a future date or dates. The price per purchase contract security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Under the purchase contracts, we may be required to make periodic payments to the holders of the units or vice versa. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The purchase contracts may require holders to secure their obligations under the contracts in a specified manner and, in specified circumstances, we may deliver newly issued prepaid purchase contracts, or prepaid securities, when we transfer to a holder any collateral securing the holder’s obligations under the original purchase contract.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and one or more other securities, which may include debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations of Webster, or government securities, and which may secure the holder’s obligations to purchase the purchase contract security under the purchase contract.

The prospectus supplement relating to any purchase contracts we are offering will specify the material terms of the purchase contracts, whether they will be issued separately or as part of units, and any applicable pledge or depository arrangements.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the purchase contracts. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the units. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

PLAN OF DISTRIBUTION

Webster or the selling securityholders may sell the offered securities:

•	directly to purchasers,

•	through agents,

•	through dealers,

•	through underwriters,

•	directly to its stockholders, or

•	through a combination of any of these methods of sale.

The prospectus supplement relating to a series of the offered securities will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to Webster and/or selling securityholder from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the offered securities may be listed.

Webster or the selling securityholders may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to the prevailing market prices, or

•	at negotiated prices.

Webster or a selling securityholder may directly solicit offers to purchase offered securities. Agents designated by Webster or a selling securityholder from time to time may also solicit offers to purchase offered securities. Any agent designated by Webster or a selling securityholder, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Webster or a selling securityholder to such agent will be set forth in the prospectus supplement.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, Webster or the selling securityholder will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is, or underwriters are, used in the sale, Webster or a selling securityholder (if any) will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from Webster or the selling securityholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If so indicated in the applicable prospectus supplement, Webster or a selling securityholder will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from Webster or a selling securityholder at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

•	the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject, and

•	if the offered securities are also being sold to underwriters, Webster or a selling securityholder will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for Webster or a selling securityholder. Any remarketing firm will be identified and the terms of its agreement, if any, with Webster or a selling securityholder and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we or the selling securityholder may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we or the selling securityholder grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with Webster or a selling securityholder, to indemnification by Webster or a selling securityholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof and may engage in transactions with, or perform services for, Webster or the selling securityholder in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with the resale of securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of securities. We will not receive any proceeds from sales by selling securityholders.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the securities offered by this prospectus will be passed upon by Squire Patton Boggs (US) LLP, New York, New York. Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement to the extent required by law.

EXPERTS

The consolidated financial statements of Webster Financial Corporation appearing in Webster Financial Corporation’s Annual Report on Form 10-K as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2022, expresses an opinion that Webster Financial Corporation did not maintain effective internal control over financial reporting as of December 31, 2022 because of the effect of a material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states Webster Financial Corporation did not have effective general information technology controls related to Sterling which was acquired during 2022. Specifically, the Company did not design and implement appropriate logical access controls including deprovisioning, privileged access, and user access reviews. These control deficiencies were a result of ineffective risk assessment associated with the IT environment and individuals with insufficient knowledge and training associated with designing and implementing the controls. As a result, process level automated controls and manual controls that are dependent on the completeness and accuracy of information derived from the affected IT systems are considered ineffective because they could have been adversely impacted.

The consolidated financial statements of Sterling Bancorp as of December 31, 2021 and 2020, and for each of the fiscal years ended December 31, 2021, 2020, and 2019 appearing in Webster Financial Corporation’s Current Report on Form 8-K/A filed with the SEC on April 15, 2022 have been incorporated by reference herein and in the registration statement in reliance upon the report of Crowe LLP, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$350,000,000

5.784% Fixed Rate Reset Subordinated Notes due 2035

Prospectus Supplement

Joint Book-Running Managers

BofA Securities	Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley

Co-Manager

Piper Sandler

September 4, 2025